UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

YRC Worldwide Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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10990 Roe Avenue

Overland Park, Kansas 66211

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 15, 2008

NOTICE IS HEREBY GIVEN that the 2008 Annual Meeting of Stockholders (the “Annual Meeting”) of YRC Worldwide Inc. (the “Company”) will be held at the Company’s General Office, 10990 Roe Avenue, Overland Park, Kansas 66211, on Thursday, May 15, 2008 at 10:00 a.m., Central time, to consider the following matters:

I.	The election of directors;

II.	The approval of an amendment to the Company’s 2004 Long-Term Incentive and Equity Award Plan and re-approval of such plan pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended;

III.	The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2008; and

IV.	The transaction of any other business as may properly come before the Annual Meeting or any reconvened meeting after an adjournment.

The accompanying Proxy Statement contains information regarding the matters that you will be asked to consider and vote on at the Annual Meeting.

The Board of Directors has fixed the close of business on March 18, 2008 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any reconvened meeting after any adjournments of the Annual Meeting.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE URGE YOU VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS PROVIDED IN THE ENCLOSED MATERIALS. IF YOU RECEIVED A PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENVELOPE PROVIDED.

By Order of the Board of Directors:

Overland Park, Kansas

April 1, 2008

DANIEL J. CHURAY, Secretary

YRC WORLDWIDE INC.

2008 ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

TABLE OF CONTENTS

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT		1

	INTRODUCTION	1

	MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING	1

	QUESTIONS AND ANSWERS	1

	STOCKHOLDER PROPOSALS AND COMMUNICATIONS WITH THE BOARD	6

	SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	6

	SECURITY OWNERSHIP OF MANAGEMENT	7

	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS	8

I.	PROPOSAL TO ELECT DIRECTORS	9

	STRUCTURE AND FUNCTIONING OF THE BOARD	11

	DIRECTOR COMPENSATION	15

	COMPENSATION DISCUSSION AND ANALYSIS	17

	COMPENSATION COMMITTEE REPORT	25

	EXECUTIVE COMPENSATION	26

	SUMMARY COMPENSATION TABLE	26

	GRANTS OF PLAN-BASED AWARDS	30

	OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END	32

	OPTION EXERCISES AND STOCK VESTED	34

	EQUITY COMPENSATION PLAN INFORMATION	35

	PENSION BENEFITS	36

	NONQUALIFIED DEFERRED COMPENSATION	40

	POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL	40

	AUDIT/ETHICS COMMITTEE REPORT	46

	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	47

II.	PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY’S 2004 LONG-TERM INCENTIVE AND EQUITY AWARD PLAN AND TO RE-APPROVE SUCH PLAN PURSUANT TO SECTION 162(m) OF THE CODE	48

III.	PROPOSAL TO RATIFY APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	56

IV.	OTHER MATTERS	56

YRC WORLDWIDE INC. 2004 LONG-TERM INCENTIVE AND EQUITY AWARD PLAN

i

PROXY STATEMENT

2008 Annual Meeting of Stockholders

YRC WORLDWIDE INC.

10990 Roe Avenue

Overland Park, Kansas 66211

INTRODUCTION

We are furnishing this Proxy Statement to you in connection with the solicitation by the Board of Directors (the “Board”) of YRC Worldwide Inc., a Delaware corporation, of proxies for use at our 2008 Annual Meeting of Stockholders (the “Annual Meeting”), to be held at the Company’s General Office, 10990 Roe Avenue, Overland Park, Kansas, at 10:00 a.m., Central time, on Thursday, May 15, 2008, and at any and all reconvened meetings after any adjournments of the Annual Meeting. The Company’s telephone number is (913) 696-6100, and our mailing address is 10990 Roe Avenue, Overland Park, Kansas 66211. Our website is located at www.yrcw.com. Information on our website does not constitute a part of this Proxy Statement. When used in this Proxy Statement, the terms the “Company,” “we,” “us,” “our,” and similar terms refer to YRC Worldwide Inc.

On or before April 4, 2008, we mailed to our stockholders of record a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this Proxy Statement and our 2007 annual report online.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

At the Annual Meeting, you will consider and vote upon:

I.	the election of directors;

II.	the approval of an amendment to the Company’s 2004 Long-Term Incentive and Equity Award Plan and re-approval of such plan pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”);

III.	the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2008; and

IV.	the transaction of any other business as may properly come before the Annual Meeting or any reconvened meeting after an adjournment.

QUESTIONS AND ANSWERS

Why did I receive a Notice in the mail regarding the Internet availability of proxy materials instead of a full set of printed proxy materials?

Pursuant to the rules recently adopted by the Securities and Exchange Commission (“SEC”), the Company is making this Proxy Statement and its 2007 annual report available to stockholders electronically via the Internet. On or before April 4, 2008, we mailed to our stockholders of record a Notice of Internet Availability of Proxy Materials. All stockholders will be able to access this Proxy Statement and our 2007 annual report on the website referred to in the Notice or request to receive printed copies of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. We believe that this new electronic process will expedite your receipt of the proxy materials and reduce the cost and the environmental impact of our Annual Meeting. We also encourage you to have all your accounts registered in the same name and address by contacting our transfer agent, Computershare Trust Company, N.A., at 1-800-884-4225, or at web.queries@computershare.com.

How can I electronically access the proxy materials?

The Notice will provide you with instructions on how to view our proxy materials for the Annual Meeting on the Internet. The website on which you will be able to view our proxy materials will also allow you to choose to receive future proxy materials electronically by email, which will save us the cost of printing and mailing documents to you. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

Who is entitled to vote at the Annual Meeting?

Stockholders of record as of the close of business on March 18, 2008 will be entitled to notice of, and to vote at, the Annual Meeting or any reconvened meetings after any adjournments of the Annual Meeting.

How many shares can vote?

On the record date, March 18, 2008, we had outstanding 57,016,352 shares of common stock, which constitute our only outstanding voting securities. Each stockholder is entitled to one vote for each share of common stock held as of the record date.

What matters am I voting on?

You are being asked to vote on the following matters:

•	the election of directors;

•	the approval of an amendment to the Company’s 2004 Long-Term Incentive and Equity Award Plan and re-approval of such plan pursuant to Section 162(m) of the Code; and

•	the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2008.

How does the Board recommend I vote on the proposals?

The Board recommends that you vote “FOR” the proposed slate of directors, “FOR” the approval of an amendment to the Company’s 2004 Long-Term Incentive and Equity Award Plan and re-approval of such plan pursuant to Section 162(m) of the Code, and “FOR” the ratification of the appointment of KPMG LLP.

What is the difference between holding shares as a stockholder of record and as a beneficial owner of shares held in street name?

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the stockholder of record with respect to those shares, and the Notice was sent directly to you by the Company.

Beneficial owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and that organization forwarded the Notice to you. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account.

What is the quorum requirement for the Annual Meeting?

A majority of the Company’s outstanding shares (exclusive of treasury shares) on the Record Date must be present at the Annual Meeting to hold the Annual Meeting and conduct business. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum, whether representing votes for, against, withheld or abstained, or broker non-votes, if you:

•	are present and vote in person at the Annual Meeting; or

•	have voted on the Internet, by telephone or by properly submitting a proxy card or voting instruction form by mail.

If I am a stockholder of record of the Company’s shares, how do I vote?

If you are a stockholder of record, you may vote in person at the Annual Meeting. We will give you a ballot when you arrive.

If you do not wish to vote in person or if you will not be attending the Annual Meeting, you may vote by proxy. You can vote by proxy over the Internet at www.proxyvote.com or by calling 1-800-690-6903 and following the instructions provided. If you are voting over the Internet or by telephone, your vote must be received by 11:59 p.m. Eastern time (or 10:59 p.m. Central time) on May 14, 2008 in order to be counted. If you request printed copies of the proxy materials by mail, you can also vote by mail by marking, signing and dating the enclosed proxy card and returning it as soon as possible using the enclosed envelope.

If I am a beneficial owner of shares held in street name, how do I vote?

If you are a beneficial owner of shares held in street name and you wish to vote in person at the Annual Meeting, you must obtain a valid legal proxy from the organization that holds your shares.

If you do not wish to vote in person or if you will not be attending the Annual Meeting, you may vote by proxy. You can vote by proxy over the Internet at www.proxyvote.com or by calling the number set forth on the voting instruction form and following the instructions provided. If you are voting over the Internet or by telephone, your vote must be received by 11:59 p.m. Eastern time (or 10:59 p.m. Central time) on May 14, 2008 to be counted. If you request printed copies of the proxy materials by mail, you can also vote by mail by marking, signing and dating the enclosed voting instruction form and returning it as soon as possible using the enclosed envelope.

If I own shares through a Company sponsored 401(k) plan, how do I vote?

If you have invested in the Company’s common stock through a Company sponsored 401(k) plan, you do not actually own shares of the Company’s common stock. The 401(k) plan trustee owns the shares on behalf of the plan’s participants. Under the 401(k) plan, however, you have pass-through voting rights based on the amount of money you have invested in the Company’s common stock. You may exercise your pass-through voting rights voting over the Internet at www.proxyvote.com or by calling 1-800-690-6903 and following the instructions provided. Your vote must be received by 11:59 p.m. Eastern time (or 10:59 p.m. Central time) on May 12, 2008. If you request printed copies of the proxy materials by mail, you can also vote by mail by marking, signing and dating the enclosed proxy card and returning it as soon as possible using the enclosed envelope. If you fail to timely give voting instructions to the 401(k) plan trustee, your shares will be voted by the trustee in the same proportion as shares held by the trustee for which voting instructions have been received.

What happens if I do not give specific voting instructions?

Stockholders of Record. If you are a stockholder of record and you:

•	indicate when voting on the Internet or by telephone that you wish to vote as recommended by our Board of Directors; or

•	if you sign and return a proxy card without giving specific voting instructions,

then the proxy holders will vote your shares in the manner recommended by our Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, the organization may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization does not have the authority to vote your shares with respect to the non-routine matter. This is generally referred to as a “broker non-vote.” When our Inspector of Election tabulates the votes for any particular matter, broker non-votes will be counted for purposes of determining whether a quorum is present, but will not be treated as votes cast for or against the matter. We encourage you to provide voting instructions to the organization that holds your shares by carefully following the instructions provided in the Notice.

Which proposals are considered “routine” or “non-routine”?

Proposal I (election of directors) and Proposal III (ratification of the appointment of KPMG LLP) involve matters that we believe will be considered routine.

Proposal II (approval of an amendment to the Company’s 2004 Long-Term Incentive and Equity Award Plan and re-approval of such plan pursuant to Section 162(m) of the Code) involve matters that we believe will be considered non-routine.

How are abstentions treated?

Abstentions are counted for purposes of determining whether a quorum is present. For the purpose of determining whether the stockholders have approved a matter, abstentions are not treated as votes cast for or against the matter and, therefore, have no effect on the outcome of any matter being voted on at the Annual Meeting.

What is the voting requirement to approve each of the proposals?

The following table sets for the voting requirement with respect to each of the proposals:

Proposal I – Election of directors	Each director must be elected by a majority of the votes cast, meaning that the number of shares entitled to vote on the election of directors and represented in person or by proxy at the Annual Meeting casting their vote “FOR” a director must exceed the number of votes “WITHHELD” from that director.

Proposal II – Approval of an amendment to the Company’s 2004 Long-Term Incentive and Equity Award Plan and re-approval of such plan pursuant to Section 162(m) of the Code	To be approved by our stockholders, this proposal must receive the affirmative “FOR” vote of a majority of the votes cast on this proposal at the Annual Meeting.

Proposal III – Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm	To be approved by our stockholders, this proposal must receive the affirmative “FOR” vote of a majority of the votes cast on this proposal at the Annual Meeting.

Can I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. You may vote again on a later date on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted), or by signing and returning a new proxy card or voting instruction form with a later date, or by attending the Annual Meeting and voting in person. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the Annual Meeting or specifically request in writing that your prior proxy be revoked.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except:

•	as necessary to meet applicable legal requirements;

•	to allow for the tabulation and certification of votes; and

•	to facilitate a successful proxy solicitation.

Occasionally, stockholders provide written comments on their proxy cards, which may be forwarded to management and our Board.

Where can I find the voting results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the Inspector of Election and published in our quarterly report on Form 10-Q for the fiscal quarter ending on June 30, 2008, which we expect to file with the SEC by August 9, 2008.

Who is paying for the cost of this proxy solicitation?

The Company is paying the costs of the solicitation of proxies. We must pay brokerage firms and other persons representing beneficial owners of shares held in street name their reasonable out-of-pocket expenses incurred in connection with forwarding the Notice to beneficial owners, forwarding printed proxy materials by mail to beneficial owners who specifically request them, and obtaining beneficial owners’ voting instructions.

In addition to soliciting proxies by mail, our Board members, officers and employees may solicit proxies on our behalf, without additional compensation, personally or by telephone. We may also solicit proxies by email from stockholders who are our employees or who previously requested to receive proxy materials electronically.

STOCKHOLDER PROPOSALS AND COMMUNICATIONS

WITH THE BOARD

Stockholder Proposals. SEC rules provide that we must receive stockholders’ proposals intended to be presented at the 2009 Annual Meeting by December 3, 2008 to be eligible for inclusion in the proxy materials relating to that meeting. Stockholder proposals should be submitted in writing to our Secretary at YRC Worldwide Inc., 10990 Roe Avenue, Overland Park, Kansas 66211. Stockholder proposals that are proposed to be brought before the 2009 Annual Meeting and that we do not receive by the deadline described in the preceding sentence will be considered not properly brought before that meeting, and will be out of order, unless we receive notice of the stockholder proposal not less than 60 days nor more than 90 days prior to the date of the 2009 Annual Meeting, in accordance with our Bylaws. If, however, we give less than 70 days notice of the date of the 2009 Annual Meeting, then, to be timely, we must receive notice of a stockholder proposal by the 10th day following the day that we mail notice of, or publicly disclose, the date of the 2009 Annual Meeting. We may use our discretionary authority to preclude any stockholder proposal received after that time from presentment at the 2009 Annual Meeting.

Stockholder Director Nominee Proposals. Stockholders who wish to recommend qualified candidates to stand for election to our Board may write to our Secretary at YRC Worldwide Inc., 10990 Roe Avenue, Overland Park, Kansas 66211. Each stockholder recommendation must set forth the following information about the candidate:

•	name, age, business address and, if known, residence address;

•	principal occupation or employment; and

•	number of shares of our common stock beneficially owned.

To be considered at the 2009 Annual Meeting, you must mail or deliver a recommendation to us not less than 14 days nor more than 50 days prior to the date of the 2009 Annual Meeting. If, however, we give less than 21 days notice of the date of the 2009 Annual Meeting, you must mail or deliver a recommendation by the seventh day following the day that we mail notice of the date of the 2009 Annual Meeting. The Governance Committee of the Board will consider the suggestions. The Governance Committee uses criteria to consider any candidate for director nominees, including nominees that stockholders submit. These criteria are set forth under the caption Structure and Functioning of the Board in this Proxy Statement in the subsection that discusses the Governance Committee.

Stockholder Communications with the Board. The Company encourages any stockholder who desires to communicate with the Board with respect to the stockholder’s views and concerns to do so by writing to the Secretary of the Company, who shall assure that the Chairman of the Governance Committee receives the correspondence. The address of the Company’s Secretary is YRC Worldwide Inc., 10990 Roe Avenue, Overland Park, Kansas 66211.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely on our review of copies of reports that persons required to file reports under Section 16(a) of the Securities Exchange Act of 1934 furnished to us, we believe that, for the year ended December 31, 2007, all filings required to be made by reporting persons with respect to the Company were timely made in accordance with the requirements of the Exchange Act.

SECURITY OWNERSHIP OF MANAGEMENT

Shares of Company common stock that directors and executive officers of the Company owned as of February 29, 2008 include:

•	shares in which they may be deemed to have a beneficial interest;

•	shares credited to individual accounts in the Company’s qualified savings and defined contribution plans;

•	restricted stock units (referred to in this Proxy Statement as share units) subject to the Company’s 2004 Long-Term Incentive and Equity Award Plan; and

•	shares subject to options that are exercisable on or prior to April 29, 2008.

None of the shares that the directors and officers own are pledged as security. See footnote (2) below regarding adjusted ownership amounts and percentages due to unvested share units.

Title of Class	Name	Shares of Owned as of 2/29/08(1)		Shares that Person has Right to Acquire Prior to 4/29/08	Total Beneficial Ownership	Percent of Class	Unvested Share Units(2)	Adjusted Total Beneficial Ownership	Adjusted Percent of Class
Common	Michael T. Byrnes	0		0	0	*	1,493	1,493	*
Common	Cassandra C. Carr	19,947	(3)	0	19,947	*	3,748	23,695	*
Common	Howard M. Dean	25,679	(3)	0	25,679	*	3,748	29,427	*
Common	Dennis E. Foster	13,456		0	13,456	*	3,748	17,204	*
Common	John C. McKelvey	9,045	(4)	0	9,045	*	3,748	12,793	*
Common	Phillip J. Meek	20,581	(3)	0	20,581	*	3,748	24,329	*
Common	Mark A. Schulz	0		0	0	*	1,493	1,493	*
Common	William L. Trubeck	22,313		0	22,313	*	3,748	26,061	*
Common	Carl W. Vogt	25,755	(3)	0	25,755	*	3,748	29,503	*
Common	William D. Zollars	87,324	(5)	0	87,324	*	228,259	315,583	*
Common	Stephen L. Bruffett	2,046		0	2,046	*	20,228	22,274	*
Common	Michael J. Smid	7,368		35,000	42,368	*	49,184	91,552	*
Common	Daniel J. Churay	3,882		0	3,882	*	29,589	33,471	*
Common	James D. Staley(8)	62,309	(6)	0	62,309	*	64,711	127,020	*
Common	James L. Welch(8)	10,274		0	10,274	*	52,579	62,853	*
Common	Donald G. Barger, Jr.(8)	51,880	(7)	0	51,880	*	0	51,880	*
Common	Steven T. Yamasaki(8)	2,079		27,500	29,579	*	23,955	53,534	*
	All Directors and Executive Officers as a Group (19 persons)	364,682		62,500	427,182	*	501,289	928,471	1.6%
*	Indicates less than 1% ownership.

(1)	Direct ownership except for shares held in the Yellow Roadway Retirement Savings Plan as follows: Mr. Zollars – 493 shares; Mr. Bruffett – 437 shares; Mr. Smid – 1,226 shares; Mr. Churay – 220 shares; Mr. Welch – 146 shares; Mr. Barger – 507 shares; and Mr. Yamasaki – 294 shares.

(2)	The Company has granted rights to receive shares of the Company’s common stock called share units under its long-term incentive plan and its Director Compensation Plan. The share units are subject to time vesting requirements. See Director Compensation, Compensation Discussion and Analysis – Long-Term Incentives and Outstanding Equity Awards at Fiscal Year End. The unvested share units are not included under the “Shares Owned as of 2/29/08” column and are not included in the “Total Beneficial Ownership” and “Percent of Class” columns. However, to provide complete information regarding each of our directors’ and executive officers’ equity ownership in the Company, the unvested share units are included in the “Unvested Share Units”, “Adjusted Total Beneficial Ownership” and “Adjusted Percent of Class” columns above.

(3)	Ms. Carr and Messrs. Dean, Meek and Vogt have deferred shares pursuant to the Company’s Director Compensation Plan until they cease to be a director of the Company. The deferred shares are as follows:

Name of Director	Number of Deferred Shares
Cassandra C. Carr	12,113
Howard M. Dean	1,217
Phillip J. Meek	2,872
Carl W. Vogt	3,208

(4)	Excludes 200 shares of common stock held by Mr. McKelvey’s wife, of which Mr. McKelvey disclaims beneficial ownership.

(5)	Includes 32,330 shares of restricted stock awarded to Mr. Zollars in January 2006 pursuant to his employment agreement. See Executive Compensation – Employment Agreements for a discussion of the provisions of Mr. Zollars’ employment agreement.

(6)	Includes 23,495 shares of restricted stock awarded to Mr. Staley pursuant to his employment agreement that vested upon his retirement on December 28, 2007, but will not be paid until six months after retirement. See Executive Compensation – Employment Agreements and Potential Payments Upon Termination or Change in Control for a discussion of the restricted stock grant and the benefits received by Mr. Staley upon his retirement.

(7)	Includes 35,667 share units that vested upon Mr. Barger’s retirement on February 29, 2008, but will not be paid until six months after retirement. See Potential Payments Upon Termination or Change in Control for a discussion of the benefits received by Mr. Barger upon his retirement.

(8)	We no longer track open market transactions of former executives. Therefore, amounts only represent shares held in the Yellow Roadway Retirement Savings Plan, shares received upon vesting of restricted stock and share units under employment agreements and our long-term incentive plan, unvested share units and unexercised stock options.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

As of February 29, 2008, the persons known to us to be beneficial owners of more than five percent of the Company’s outstanding shares of common stock, the number of shares beneficially that they owned, and the percent of outstanding common stock so owned were:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class
FMR LLC 82 Devonshire Street Boston, MA 02109	8,494,869	14.91%

Letko, Brosseau & Associates Inc. 1800 McGill College Avenue Suite 2510 Montreal, QC H3A 3J6 Canada	6,408,200	11.25%

Barclays Global Investors, NA 45 Fremont Street San Francisco, CA 94105	4,959,695	8.70%

Van Den Berg Management 805 Las Cimas Parkway Suite 430 Austin, Texas 78746	3,033,265	5.32%

(1)	According to information reviewed by the Company in Schedule 13G filings with the SEC, the beneficial owners had the following voting and dispositive powers with respect to the shares: FMR LLC – sole voting power (278,600) and sole dispositive power (8,494,869); Letko, Brosseau & Associates Inc. – sole voting power (6,408,200) and sole dispositive power (6,408,200); Barclays Global Investors, NA – sole voting power (4,177,056) and sole dispositive power (4,959,695); and Van Den Berg Management – sole voting power (23,030), shared voting power (3,010,235), sole dispositive power (23,030) and shared dispositive power (3,010,235).

I. PROPOSAL TO ELECT DIRECTORS

At the Annual Meeting, our stockholders will elect ten directors to hold office until the 2009 Annual Meeting or until their successors are elected and have qualified. If any nominee should be unable to stand for election as a director, it is intended that the shares represented by proxies will be voted for the election of a substitute that management may nominate.

The following table sets forth information with respect to each nominee for election as a director of the Company.

Name	Principal Occupation; Past Service; Directorships; Age (as of 2/29/08)

Michael T. Byrnes Director since 2007	Senior Advisor, Yuan Associates (China governmental affairs consulting) (since January 2006); President, Tyco International China (manufacturing) (2005–2006); Vice President China Operations, Rockwell Automation (manufacturing) (1998–2004); Retired Brigadier General, United States Army; 62

Cassandra C. Carr Director since 1997	Senior Advisor, Public Strategies, Inc. (public relations) (since 2002); Senior Executive Vice President, External Affairs (1998–2002) and Senior Vice President, Human Resources (1994–1998), SBC Communications, Inc. (telecommunications); Director, Temple-Inland Inc. (containerboard manufacturer); 63

Howard M. Dean Director since 1987	Retired Chairman of the Board of Dean Foods Company (processor and distributor of food products); Director, Ball Corporation (metal cans); 70

Dennis E. Foster Director since 2000	Principal, Foster Thoroughbred Investments (thoroughbred breeding and racing) (since 2000); Vice Chairman, Alltel Corporation (telecommunications) (1998–2000); Chief Executive Officer, 360 Communications, Inc. (wireless communications) (1993–1998); Director, NiSource Inc. (natural gas and electric) and Lead Director, Windstream Corporation (telecommunications); 67

John C. McKelvey Director since 1977	President, Menninger Foundation and Chairman, Menninger Psychiatric Clinic (psychiatric treatment and research) (since November 2001); President Emeritus, Midwest Research Institute (scientific and technical research) (since January 2000); President and Chief Executive Officer, Midwest Research Institute (1975–1999); 74

Phillip J. Meek Director since 2003	Retired Senior Vice President and President, Publishing Group, Capital Cities/ABC, Inc. (broadcasting, cable, and publishing) (1986–1997); Life Trustee of Ohio Wesleyan University; Director, Guideposts (religious organization); 70

Name	Principal Occupation; Past Service; Directorships; Age (as of 2/29/08)

Mark A. Schulz Director since 2007	Retired Executive Vice President and President– International Operations (2005–2007) and President– Asia Pacific and Ford South America Operations (2003–2005) Ford Motor Company (automotive); 55

William L. Trubeck Director since 1994	Executive Vice President and Chief Financial Officer, H&R Block, Inc. (financial services) (2004–2007); Executive Vice President, Western Group (2003–2004), Executive Vice President, Chief Administrative Officer and Chief Financial Officer (2002–2003) and Senior Vice President and Chief Financial Officer (2000–2002), Waste Management, Inc. (waste disposal and environmental services); Senior Vice President–Finance and Chief Financial Officer and President, Latin American Operations, International MultiFoods, Inc. (food manufacturing) (1997–2000); Director, Dynegy Inc. (power generation and natural gas liquids) and a member of the Board of Trustees of Monmouth College; 61

Carl W. Vogt Director since 1996	Retired Senior Partner, Fulbright & Jaworski LLP (legal services) (1974–2002); President Emeritus (President interim 1999–2000), Williams College, Williamstown, MA; Chairman, National Transportation Safety Board (1992–1994); Director, DWS Scudder Funds (mutual funds), and American Science & Engineering (x-ray bomb and contraband detection); 71

William D. Zollars Director since 1999	Chairman, President and Chief Executive Officer of the Company (since November 1999); President, Yellow Transportation, Inc. (1996–1999); Director, ProLogis Trust (real estate investment trust), Cerner Corporation (computer integrated systems design) and CIGNA Corporation (hospital and medical service plans); 60

STRUCTURE AND FUNCTIONING OF THE BOARD

General. All directors are elected annually at the annual stockholders’ meeting. Directors may serve until age 75, which is the mandatory retirement age pursuant to the Company’s Bylaws. A director’s term on the Board may be limited if the director changes employment (other than a promotion or lateral move within the same organization) or if the director fails in any fiscal year to attend at least 66% of the aggregate meetings of the Board and any Board committees on which the director serves. The Company’s Bylaws require the director to offer his or her retirement or resignation effective on the annual stockholders’ meeting following the three-month anniversary of the change in his or her employment or the failure to attend the requisite number of meetings in a fiscal year. The Board may waive this requirement in its discretion. On December 12, 2007, the Board (excluding Mr. Trubeck) waived this requirement in connection with Mr. Trubeck’s change of employment in November 2007. The chairman of each committee handles the function of lead director for committee matters, serves as the spokesperson for the committee and provides recommendations and guidance to the Board and the Chairman of the Board.

The Board reviews from time to time its procedures and processes, as well as its guidelines on corporate governance. The guidelines on corporate governance are included with the Governance Committee Charter, which is available on the Company’s website, www.yrcw.com. Each committee of the Board may retain its own legal or other advisors from time to time as the committee believes appropriate, and the committee will be responsible for the terms of the engagement and compensation of the advisors. Under the guidelines on corporate governance, the Board develops procedures for orientation and continuing education of the directors.

Director Independence. The Board has affirmatively determined the independence of each director (other than Mr. Zollars), including Mr. Fielder, who retired from the Board in 2007, in accordance with applicable law and the NASDAQ Stock Market rules. None of the independent directors had transactions with related persons, promoters or certain control persons that the Board needed to consider in determining independence.

Meetings of Board and Committees. The Board held six meetings during 2007. The Board has three standing committees: the Audit/Ethics Committee, the Compensation Committee and the Governance Committee. The Company policy with respect to attendance of Board and committee meetings is that each director should strive to attend at least 75% of the aggregate of the total number of meetings of the Board and of the committees of the Board on which the director serves. During 2007, each incumbent director attended at least 75% of the aggregate of the total number of meetings of the Board held during the period the incumbent was a director and meetings of the Board committees on which the incumbent served during the period the incumbent was a director. All of the directors, except Carl W. Vogt, attended the 2007 Annual Meeting.

Meetings of Independent Directors. The independent directors of the Company meet in regularly scheduled executive sessions at times and for reasons as they desire and set, with at least one executive session per year.

Audit/Ethics Committee. The Audit/Ethics Committee of the Board met six times during 2007. The Audit/Ethics Committee consists of William Trubeck (Chairman), Howard Dean, John McKelvey and Mark Schulz. John Fiedler was a member of the Audit/Ethics Committee in 2007 until he retired from the Board. The Board has determined that all of the members of the Audit/Ethics Committee are, and in 2007 were, independent directors, as that term is defined in applicable law and the NASDAQ Stock Market rules. The Board has further determined that Mr. Trubeck is the “audit committee financial expert,” as that term is defined under SEC regulations, and that Mr. Trubeck meets the financial sophistication requirement of the NASDAQ Stock Market rules. The Audit/Ethics Committee Charter has a written charter, which is available on the Company’s website, www.yrcw.com. As described in its charter, the Audit/Ethics Committee’s primary functions include:

•	appointing, compensating and overseeing the work of any public accounting firm that the Company employs for the purpose of preparing or issuing an audit report or related work;

•	approving all auditing services and non-audit services that the Company’s auditors provide to the Company;

•	resolving any disagreements between the Company’s management and the auditor regarding financial reporting;

•

establishing procedures for the receipt, retention and treatment of complaints that the Company receives regarding accounting, internal controls or auditing matters and for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

•	assisting the Board in oversight of the following:

—	the integrity of the Company’s financial statements;

—	the Company’s compliance with legal and regulatory requirements;

—	the independent auditor’s qualifications and independence; and

—	the performance of the Company’s internal and external audit functions;

•	overseeing the Company’s compliance programs, including the Company’s Code of Conduct;

•

adopting, amending or modifying the Company’s Code of Conduct and a code of ethics (which is currently contained in the Company’s Code of Conduct) for the Company’s chief financial officer, controller, principal accounting officer or persons serving in similar functions (the Company’s Code of Conduct is available on the Company’s website, www.yrcw.com); and

•	determining appropriate funding for:

—	compensation to any registered public accounting firm engaged to prepare or issue an audit report or performing other audit, review or attest services for the Company;

—	compensation paid to any advisors employed by the committee to assist it in the conduct of its duties; and

—	ordinary administrative expenses of the committee that are necessary or appropriate in carrying out its duties.

In performing its functions, the Audit/Ethics Committee reviews the independence of the external auditor and the overall scope and focus of the annual audit. The Audit/Ethics Committee conducts discussions with the Company’s external auditor concerning relationships or services that may affect auditor objectivity or independence, and if the Audit/Ethics Committee is not satisfied with the auditors’ assurances of independence, the Audit/Ethics Committee will take, or recommend to the Board, appropriate action to ensure the independence of the external auditor. In addition, the chairman of the Audit/Ethics Committee is expressly authorized to approve the provision of non-audit services to the Company. The latter express authority was established to handle the approval of non-audit services prior to the engagement of the auditor or accountant before the next scheduled Audit/Ethics Committee meeting. The Audit/Ethics Committee approved all audit, audit related, tax and all other fees incurred in 2007.

Compensation Committee. The Compensation Committee of the Board met seven times during 2007. The Compensation Committee consists of Dennis Foster (Chairman), Michael Byrnes, Cassandra Carr and Phillip Meek. The Board has determined that all of the members of the Compensation Committee are, and in 2007 were, independent directors, as that term is defined in the NASDAQ Stock Market rules. A copy of the Compensation Committee’s charter is available on the Company’s website, www.yrcw.com. The Compensation Committee’s primary functions include:

•

setting compensation, benefit and compensation-related policies for the Company and, pursuant to those policies, determining the compensation and benefits of the designated “executive officers” and other key employees of the Company other than the chief executive officer;

•	reviewing and recommending for the full Board’s consideration the compensation and benefits of the chief executive officer and directors of the Company;

•	appointing health, welfare and retirement benefit plan administrators, trustees and other similarly required positions and monitoring and providing oversight to these plans;

•	administering equity and other long-term compensation programs of the Company;

•

reviewing and discussing with management the “Compensation Discussion and Analysis,” or any similar report, prepared by management and recommending to the Board whether such report should be included in the Company’s proxy statement or Annual Report on Form 10-K, as applicable; and

•	reviewing and approving the “Compensation Committee Report” required by applicable SEC rules for inclusion in the Company’s proxy statement or Annual Report on Form 10-K, as applicable.

In addition to the foregoing functions, the Company’s chief executive officer and the Compensation Committee review management development and succession planning and make an annual report to an executive session of the independent directors.

The Compensation Committee has primary responsibility for determining the Company’s compensatory program for executive officers and directors. In evaluating the level of executive officer and director compensation, the Compensation Committee utilizes a combination of independent consultants and recommendations from the Company’s senior management. The Compensation Committee has the authority to directly engage consultants. The Compensation Committee engaged Mercer Human Resources Consulting until July 2007, at which time it engaged Frederic W. Cook, to assist it in assessing the appropriateness of the Company’s executive compensatory program. See Director Compensation and Compensation Discussion and Analysis for additional disclosure regarding the process for determining director and executive compensation.

Compensation Committee Interlocks and Insider Participation. No executive officer of the Company serves on the compensation committee or serves as a director of another entity where an executive officer of that entity also serves on the Compensation Committee or on the Board.

Governance Committee. The Governance Committee of the Board met twice during 2007. The Governance Committee performs the functions of a nominating committee. The Governance Committee consists of Carl Vogt (Chairman), Cassandra Carr and Dennis Foster. The Board has determined that all of the members of the Governance Committee are, and in 2007 were, independent directors, as that term is defined in the NASDAQ Stock Market rules. The Governance Committee’s functions are described in detail in its charter, which is available on the Company’s website, www.yrcw.com. The Governance Committee’s primary functions include:

•	administering the guidelines on corporate governance and developing and making recommendations to the Board with respect to those guidelines;

•

establishing the criteria for selecting the nominees for election as directors of the Company and reviewing the qualifications of all candidates, including those that stockholders propose, for recommendation to the Board;

•	recommending to the Board for approval the standards for determining whether or not a director is “independent”;

•	recommending to the Board the composition of the committees of the Board;

•	reviewing and making recommendations as to the effectiveness of the Board as a whole; and

•	making recommendations from time to time as to changes in governance that the Governance Committee finds necessary or otherwise in the best interest of the Company.

In performing its function of identifying candidates for director nominees, the Governance Committee has the sole authority to retain and compensate search firms to assist in the process.

All of the nominee directors included in this Proxy Statement are directors standing for re-election. The Governance Committee accepts stockholder director nominations in accordance with the policy for submitting proposals for director nominations set forth under the caption Stockholder Proposals and Communications with the Board in this Proxy Statement in the subsection that discusses stockholder director nominee proposals. The following criteria guide the Governance Committee in considering candidates for director nominees, including nominees that stockholders submit:

•	personal traits and experience (i.e., an individual of the highest character and integrity, with experience at a strategy/policy-setting level or other senior executive level of experience);

•	the availability of sufficient time to carry out the responsibilities of a director;

•	the absence of any conflict of interest that would interfere with the director’s independence and the proper performance of his or her responsibilities;

•

the ability to utilize his or her unique experience and background to represent and act in the best interests of all stockholders as a group and not to represent a particular constituent group or organization; and

•	the ownership of Company common stock.

While the Governance Committee considers all of these factors, it may or may not give greater weight to one factor or another when making its nomination decisions.

DIRECTOR COMPENSATION

The table below sets forth compensation information for our outside directors for the fiscal year ended December 31, 2007.

Name	Meeting Attendance and Retainer Fees Received in Cash ($)	Retainer Fees Received in Stock ($)(1)		Annual Award of Share Units ($)(2)	All Other Compensation ($)(3)	Total ($)
Michael T. Byrnes(4)	17,000	0		2,369	431	19,800
Cassandra C. Carr	21,000	49,997	(6)	78,743	1,659	151,399
Howard M. Dean	27,500	24,998		78,743	822	132,063
Dennis E. Foster	49,750	28,762		78,743	6,025	163,280
John C. McKelvey	41,500	24,998		78,743	6,222	151,463
Phillip J. Meek	36,750	24,998		78,743	4,837	145,328
Mark A. Schulz(4)	17,000	0		2,369	431	19,800
William L. Trubeck	42,751	29,990		78,743	2,604	154,088
Carl W. Vogt	17,125	27,494		78,743	5,064	128,426

Former Director
John F. Fiedler(5)	20,000	24,998		78,743	4,959	128,700

(1)	Amounts represent the SFAS 123R expense that the Company recognized in 2007 and grant date fair value for the portion of retainer fees paid in 2007 in the form of Company stock. No assumptions were necessary to determine the SFAS 123R expense. Each director was granted a number of shares determined by the dollar value of the director’s retainers paid in Company stock divided by the closing price of the Company’s common stock on the grant date. Therefore, the SFAS 123R expense and grant date fair value were determined by multiplying the number of shares of Company stock granted by the closing price of the Company’s common stock on the grant date.

(2)	Amounts represent the SFAS 123R expense that the Company recognized in 2007 for the annual share unit grants. No assumptions were necessary to determine the SFAS 123R expense. Each grant of share units is expensed ratably over the three-year vesting period from the grant date. Therefore, amounts represent the SFAS 123R expense in 2007 for share units granted in 2007 and prior years. In 2007, each director was granted a number of share units determined by the dollar value of the director’s annual award divided by the closing price of the Company’s common stock on the grant date. The grant date fair value of each of the awards was determined by multiplying the number of share units granted by the closing price of the Company’s common stock on the grant date. The grant date fair value of the share units received by Messrs. Byrnes and Schulz was $38,758. The grant date fair value of the share units received by each of the other outside directors was $77,491.

As of December 31, 2007, each of the outside directors held 3,748 share units, except Messrs. Byrnes and Schulz, who held 1,493 share units. As of December 31, 2007, Messrs. Foster and Vogt each held 2,000 stock options, which expired on January 2, 2008.

(3)	Comprised of non-deductible Company expenditures and the taxes on these expenditures.

(4)	Messrs. Byrnes and Schulz were elected to the Board in October 2007.

(5)	Mr. Fiedler retired from the Board on August 1, 2007.

(6)	Ms. Carr deferred receipt of these shares until she ceases to be a member of the Board.

Our Director Compensation Plan sets forth the compensation our outside directors are eligible to receive for their service on the Board. An outside director is a director that is not an employee of the Company. To align the interests of our outside directors with the interests of our Stockholders, a portion of the annual retainer fees is required to be paid in Company common stock, a significant portion of the director’s total compensation is paid in restricted stock units (referred to in this Proxy Statement as share units) that convert to Company common stock upon vesting, and we have established equity ownership requirements for our outside directors. Our outside directors are eligible to receive the following annual compensation:

•	a retainer for Board services of $50,000;

•

a retainer for service as Governance Committee chairperson of $5,000, as Compensation Committee chairperson of $7,500 and as Audit/Ethics Committee chairperson of $10,000; other members of committees do not receive retainers for committee service;

•	an attendance fee of $1,500 for each Board meeting and $1,500 for each committee meeting attended;

•	reimbursement of costs or expenses incurred in relation to Board and committee meetings; and

•	a grant of share units equivalent in value to $77,500.

Under the terms of our Director Compensation Plan, a minimum of 50% of the annual and committee chairperson retainer fees are paid in the form of Company common stock, with the stock award determined annually on the date of the Board meeting immediately following our Annual Meeting of Stockholders based on the closing price of our common stock on that date and the then applicable level of Board and committee chairperson retainer fees. The directors have the option of receiving up to 100% of the annual and committee chairperson retainer fees in Company common stock. Directors may elect to defer receipt of all of their retainer fees received in common stock and their meeting attendance fees. Directors that are elected during the year receive all of their retainer fees for the year of election in cash.

On the date of the Board meeting immediately following our Annual Meeting of Stockholders, our outside directors receive annual share unit grants of Company common stock equal in value to $77,500 (using the reported closing price on the NASDAQ Stock Market on the date of grant). These share units vest in one-third increments on the anniversary of the grant date. We issue the share units from our 2004 Long-Term Incentive and Equity Award Plan.

Our outside directors are subject to equity ownership requirements. Each of our outside directors is required to own shares of Company common stock or share units equal in value to three times the annual board retainer by the earlier of July 14, 2008 or within three years of the date the director first becomes a member of the Board. Based on the closing market price of our common stock on February 29, 2008, all of our outside directors satisfy the equity ownership requirements.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy and Objectives

Our Compensation Committee (the “Committee”) has established an executive compensation philosophy that supports our objectives to:

•	attract and retain high caliber executives whose leadership skills can enable us to effectively compete in our market segments; and

•	provide incentives that encourage executives to attain the highest level of organizational performance and profitability to maximize stockholder value.

To achieve these objectives, the Committee has adopted an executive compensation program that:

•	provides compensation at levels that are reflective of current and responsible market practices;

•	provides a significant portion of total compensation that is at risk and tied to the achievement of annual, long-term and individual performance goals; and

•	provides a portion of long-term incentive compensation in the form of equity to further align our executives’ interests with our stockholders.

Components of Executive Compensation

For 2007, the compensation for each of our “named executive officers” listed in the Summary Compensation Table was comprised of the following principal elements:

•	base salary;

•	annual cash incentive opportunity tied to 2007 operating income (as adjusted);

•

long-term incentive opportunity tied to our performance during 2005-2007 and paid in cash and restricted stock units (referred to in this Proxy Statement as share units) that vest on the third anniversary of the grant date; and

•	perquisites and other benefit plans and programs that we sponsor.

Determining Executive Compensation

The Committee has primary responsibility for determining the compensation package for the named executive officers with the assistance of the Company’s chief executive officer and the Committee’s independent compensation consultant (the “Consultant”). The Committee does not follow a strict formula in setting each element of compensation and total compensation and does not have an established formula for allocating executive compensation between cash and equity or short-term and long-term compensation. Instead, the Committee follows market practices relative to each component of compensation while remaining consistent with our executive compensation philosophy and objectives. The Committee utilizes the information that the Consultant provides from the Survey Group (described below) to determine the appropriate level and form of compensation. Generally, the Committee strives to provide base salaries, target annual incentive and long-term incentive opportunities and total compensation for the named executive officers that are near the market median of the Survey Group for similar positions, with the opportunity for the named executive officers to receive annual incentive and long-term incentive compensation in excess of (or less than) target if we exceed (or fail to achieve) our target performance goals. The Committee does not target the median on a formulaic basis, but rather uses the median as a benchmark. The Committee also takes into account experience, tenure in position, scope of an executive’s responsibilities, performance and any other factors that could be relevant at the time when setting salaries and target annual incentive and long term incentive opportunity levels.

Chief Executive Officer Compensation

In January 2006, the Committee and the full Board (other than Mr. Zollars) determined it was beneficial for us to enter into an employment agreement with Mr. Zollars and established his base salary and annual incentive and long-term incentive opportunities (as set forth in his employment agreement) using a similar method as was used for the other named executive officers, which is targeting each element of compensation and total compensation near the market median of the Survey Group. See Executive Compensation—Employment Agreements for a discussion of the terms of Mr. Zollars’ employment agreement. Mr. Zollars’ January 2006 employment agreement requires the Board to annually review his base salary to determine whether it should be increased. Other than special equity opportunities and the supplemental retirement benefits contained in Mr. Zollars’ employment agreement, the compensation policies for Mr. Zollars are essentially the same as for our other named executive officers. The variation between Mr. Zollars’ and the other named executive officers’ compensation reflects the scope and increased level of responsibility of the chief executive officer position compared with our other named executive officers.

The special equity opportunities were provided to Mr. Zollars to retain him as our top executive and further align his compensation with our longer-term performance. These are one time grants provided in conjunction with the signing of his 2006 employment agreement. The supplemental retirement benefits were provided to him as part of his new hire package in 1996 and were critical to attract him as a mid-career top executive. These benefits were continued in his 2006 employment agreement.

Mr. Zollars provided a written self-evaluation of his performance for 2006 and met with the Committee to discuss the evaluation. After this discussion, the Committee met without Mr. Zollars to discuss his compensation and then provided a recommendation to the Board after taking into account the market data that the Consultant provided. Mr. Zollars, who is presently a member of the Board, recused himself from the Board’s deliberations on his compensation, which are held in executive session without him, and abstained from voting on any element of his compensation. The Board, taking into account the recommendation of the Committee, made a final determination as to Mr. Zollars’ 2007 compensation.

The Summary Compensation Table does not provide the dollar value of equity awards that are actually earned during the respective reporting periods. Therefore, we have included the table below to summarize Mr. Zollars’ three-year compensation history that reflects his actual compensation earned, as approved by our Board for fiscal years 2005, 2006 and 2007. A substantial portion of Mr. Zollars’ compensation is directly linked to our performance. As a result, incentive payouts and total compensation have decreased during this period of time. The determination of incentive awards is further described under Annual Incentive Bonus Program and Long-Term Incentive Plan below.

			LTIP
Year	Salary ($)	Annual Incentive ($)	Cash Payment ($)	RSUs ($)	Retention Stock ($)	All Other Compensation ($)	Total ($)
2007 (1)	1,040,000	0	631,800	1,227,520	0	191,889	3,091,209
2006 (1)	1,000,000	187,500	297,793	1,856,407	1,612,620	233,803	5,188,123
2005 (2)	956,250	936,169	2,139,398	2,162,335	0	56,300	6,250,452

(1)	Amounts were obtained from the Summary Compensation Table and the Grants of Plan-Based Awards table in this Proxy Statement, except for the value of the 2006 retention stock grant, which is disclosed in the Grants of Plan-Based Awards table in our Proxy Statement for the 2007 Annual Meeting of Stockholders.

(2)	Amounts were obtained from our Proxy Statement for the 2006 Annual Meeting of Stockholders, except for the LTIP awards. The LTIP awards for the 2003-2005 performance period disclosed in that Proxy Statement were estimates. The cash and RSU amounts in this table reflect the actual awards that were determined in July 2006. The RSU value is disclosed in the Grants of Plan-Based Awards table in our Proxy Statement for the 2007 Annual Meeting of Stockholders.

Compensation for Named Executive Officers (other than the Chief Executive Officer)

Each year, the chief executive officer sets performance goals for the other named executive officers. The chief executive officer reviews the performance of each named executive officer (excluding himself) with the Committee and makes recommendations as to the compensation for each executive. Taking into account the chief executive officer’s performance review of the named executive officers, the Committee compares the chief executive officer’s compensation recommendations against market data from the Survey Group that the Consultant provides and approves the compensation for each named executive officer other than the chief executive officer.

Consultant

The Committee’s Consultant provides guidance and advise to the Committee regarding executive officer compensation trends, reviews compensation plan design and suggests alternative ways to deliver compensation to align with Company goals and benchmarks components of executive compensation against competitive market data. Mercer Human Resources Consulting was the Committee’s Consultant until July 2007, at which time the Committee engaged Frederic W. Cook to be its Consultant. Because most compensation decisions for a particular year are made during the first quarter of that year, the Committee made 2007 compensation decisions in consultation with, and based on the competitive market data provided by, Mercer.

Survey Group

We compete against companies in many industries for executive talent. In addition, there are few direct comparators available to form a meaningful peer group. Given the limited number of direct less-than-truckload, ground transportation comparators, the Committee did not use them as direct benchmarks in 2007.

Therefore, in 2007, the Consultant utilized survey data from published surveys of indirect comparators rather than a peer group of specific companies. The “Survey Group” refers to a compilation of data from published compensation surveys that Watson Wyatt and Mercer produced. The Watson Wyatt 2006/2007 Survey Report on Top Management included data from 2,567 companies in 130 individual industry classifications, including transportation. Three hundred sixty-two of these companies had more than 20,000 employees. The Company has over 60,000 employees on a consolidated basis. The 2006 Mercer Benchmark Database – Executive Module included data from 2,510 companies in 20 major industry classifications, including

52 companies in the transportation sector. One hundred ninety-eight of these companies had revenue over $5 billion. In 2007, the Company had revenue in excess of $9.6 billion. The Committee did not select the specific companies in the Survey Group, but rather discussed the composition of the companies in the surveys and reviewed the results of the surveys that the Consultant presented.

The Survey Group is generally not the same group of companies included in the Dow Jones Transportation Average Stock Index, which we use in our Annual Report on Form 10-K for comparing our common stock performance. The Committee believes that our most direct competitors for executive talent are not necessarily all of the companies that would be included in a published industry index established for comparing stockholder returns. The Dow Jones Transportation Average Stock Index is comprised of airlines, railroads and many other transportation companies that are operationally very different from us and do not compete in trucking and logistics. We recruit our executive officers from companies and industries outside of the companies that comprise that Index. Because we source executive talent from all industries, utilizing broader industry comparators to benchmark compensation data is more appropriate to ensure that we are able to attract and retain executive talent.

For each reviewed position, the Consultant either averaged the surveys, or utilized one of the surveys, depending on how well the duties of the position surveyed matched with the duties of the Company position that the Consultant reviewed. To account for the variation in size of the companies in the survey, the Consultant used regression analysis to ensure the survey data reflected compensation for companies with similar size (gross revenue) to us. The same survey sources were used to benchmark base salaries, annual incentive and long-term incentive opportunities and total compensation. The Consultant presented the results of the surveys to the Committee at the 50th and 75th percentile levels of the Survey Group.

Summary of Compensation Components

Base Salary

Base salary for each of the named executive officers is based upon the salary level for similar positions in the Survey Group, the named executive officer’s experience, tenure in position, level of responsibility and performance, and internal pay equity among our executive officers. The performance of each named executive officer is evaluated by reference to individual goals that the named executive officer, together with the chief executive officer, (and in the case of the chief executive officer, together with the Board) establish each year, including:

•	developing and executing our strategies;

•	developing personnel within the executive’s control or management; and

•	participating in and contributing to programs that positively impact our operations and growth.

The Committee targeted base salary near the median of the Survey Group, and actual 2007 salaries for the named executive officers were generally near the median.

Annual Incentive Bonus Program

The named executive officers are eligible to receive cash compensation under our Annual Incentive Bonus Program if certain performance objectives are achieved. The annual incentive opportunity for each named executive officer is expressed as a percentage of the named executive officer’s base salary. The Committee established each named executive officers’ target percentage based on a comparison of annual incentive compensation opportunities for similar positions in the Survey Group. The Committee targeted these percentages near the median of the Survey Group, and the 2007 target percentage for each named executive officer was generally near the median of the Survey Group. The maximum annual incentive opportunity was targeted near the 75th percentile of the Survey Group. Actual payouts may be higher or lower depending on the achievement of the Company, business unit and individual performance goals.

The Board approved our 2007 financial plan goals, including adjusted net operating income after tax (“NOPAT”) for the Company on a consolidated basis and adjusted operating income for YRC National Transportation, and the Committee established “threshold”, 85% of financial plan goal, “target” and “maximum” financial plan objectives for 2007 that tied each named executive officer’s annual incentive opportunity to the financial plan of executive’s respective business unit. NOPAT and adjusted operating income excluded gains or losses on the sale of property, reorganization charges, impairment charges and technology charges.

General economic activity in North America and, in particular, the United States is a primary driver of the Company’s business levels. Therefore, in establishing the financial plan goals, the Committee considers the specific economic circumstances that are anticipated to have an impact on us during the coming year. The Committee generally sets the financial plan goals so that the difficulty of achieving the target is consistent from year to year. The following table sets forth the 2007 financial plan goals for the named executive officers and the percentage of target incentive compensation that could have been paid had the goals been achieved. In 2007, the threshold performance to receive annual incentive compensation was increased from 50% to 75% of financial plan goal to ensure that annual incentive compensation was not paid unless we achieve a greater level of performance. The Committee also modified the program so that achievement of 85% of financial plan goal would pay 30% of target incentive compensation to decrease the payouts for performance at or below 85% of plan.

	THRESHOLD		TARGET	MAXIMUM

Name of Company, Named Executive Officers and Operating Measurement (1)	75% of Financial Plan Goal 10% of Target Incentive Compensation	85% of Financial Plan Goal 30% of Target Incentive Compensation	100% of Financial Plan Goal 100% of Target Incentive Compensation	130% of Financial Plan Goal 200% of Target Incentive Compensation	2007 Actual Performance
YRC Worldwide William D. Zollars Stephen L. Bruffett (2) Daniel J. Churay Steven T. Yamasaki Donald G. Barger, Jr. Adjusted NOPAT	$225,897,760	$256,017,462	$301,197,014	$391,556,118	$156,400,188

YRC National Transportation Michael J. Smid Adjusted operating income	266,178,750	301,669,250	354,905,000	461,376,500	243,571,000

(1)	Due to his resignation on January 31, 2007, Mr. Welch was not eligible to participate in the Annual Incentive Bonus Program in 2007. Pursuant to the terms of his employment agreement, Mr. Staley received a lump sum payment equal to his target annual incentive for 2007 upon his retirement on December 28, 2007. See Potential Payments Upon Termination or Change of Control.

(2)	Mr. Bruffett was an officer of YRC National Transportation for the first eight months of 2007. Therefore, Mr. Bruffett was eligible to receive prorated annual incentive compensation for 2007 based on the number of months employed by, and the achievement of financial plan goals by, the Company and YRC National Transportation.

Actual achievement of objectives between threshold and 85% of the financial plan goal, between 85% of the financial plan goal and target and between target and maximum provide the named executive officers with the opportunity for payouts that are proportionately between the percentages of target incentive bonus for each of those objectives.

The Committee may exclude certain items that are not related to ongoing operations when calculating the financial measures for a performance year, including gains or losses not anticipated during the annual business planning process. For 2007, NOPAT for the Company on a consolidated basis and adjusted operating income for YRC National Transportation excluded gain or loss on the sale of property, reorganization charges, impairment charges and technology charges. In determining annual incentive payouts for a year, the Committee may reduce payouts if our performance is below our goals, the Committee determines that it is in the best interest of our stockholders, taking into consideration the cyclical nature of our industry, and the impact of general economic conditions on our operations in that year, or based upon an assessment of the named executive officer’s performance versus individual objectives. The Committee generally approves annual incentive compensation payments during the first quarter of the year following the performance year.

For 2007, the performance objectives used to determine annual incentive compensation eligibility were weighted 75% based on adjusted NOPAT of the Company or adjusted operating income of YRC National Transportation and 25% based on the individual performance of the named executive officers.

Before the Company pays any annual incentive compensation, we must achieve a minimum adjusted NOPAT threshold on a consolidated basis that is intended to fund the bonuses. This threshold adjusted NOPAT is set forth in the table above in the “threshold” column. Because we did not achieve our threshold financial plan goals for 2007, the named executive officers did not receive annual incentive compensation for 2007. Therefore, individual performance reviews were not a factor in determining annual incentive compensation payments for 2007.

Long-Term Incentive Plan

Our long-term incentive plan (“LTIP”) provides the named executive officers an opportunity to receive cash and stock based awards if certain performance objectives are achieved. The long-term incentive opportunity for each named executive officer is expressed as a percentage of the named executive officer’s base salary. Similar to the annual incentive target percentages, the Committee established these target percentages based on a comparison of long-term compensation opportunities for similar positions in the Survey Group. The Committee targeted these percentages near median of the Survey Group, and the 2007 target percentage for each named executive officer was generally near the median of the Survey Group. The maximum annual incentive opportunity is targeted near the 75th percentile of the Survey Group. Actual awards may be higher or lower depending on our relative financial performance compared to companies in the S&P MidCap 400 Index.

Under the LTIP, the Committee has adopted three-year performance cycles for award opportunities that are granted annually after the completion of a three-year performance cycle. Thus, at the end of each calendar year, one three-year cycle has just completed while two three-year cycles are one-third and two-thirds completed and a new three-year cycle is just beginning.

Payments under the LTIP depend upon our NOPAT growth and return on committed capital (“ROC”) for the three-year cycle as compared to companies in the S&P MidCap 400 Index. The S&P MidCap 400 Index is comprised of approximately 400 companies. If the comparative performance is obtained at the end of a three-year performance cycle, the Committee grants cash and rights to receive shares of our common stock (share units) to the named executive officers. The Committee retains discretion to reduce all or any awards prior to the date of grant in consideration of a number of factors such as performance versus a key group of competitors and achievement of individual performance goals.

After review with its Consultant, the Committee chose NOPAT growth and ROC as measures that would incent the named executive officers to improve total shareholder return, and the use of the companies in the S&P MidCap 400 Index was chosen to reflect the competing stock investment alternatives that our stockholders could choose as an alternative to the investing in our common stock. ROC is calculated by dividing our adjusted NOPAT by our average debt and equity.

For the 2005-2007 and future performance cycles, the performance measures are weighted 40% on NOPAT growth and 60% on ROC for 2007 and future years (with 2005 and 2006 weighted 30% on NOPAT growth and 70% on ROC), and the performance period is weighted with the first two years of each period having a weight of 25% each and the last year having a weight of 50%. The threshold for an award under the LTIP is 25th percentile performance for a 25% of target award; the Committee grants 100% of target awards at 50th percentile performance; and the Committee grants 200% of target awards at 75th percentile performance. In between the 25th percentile and the 50th percentile and in between the 50th percentile and the 75 th percentile, the Committee grants proportionate awards. The Committee grants the awards one-third in cash and two-thirds in share units. One hundred percent of the share units vest on the third anniversary of the date of grant.

In February 2008, we issued share units for the 2005-2007 performance cycle pursuant to our 2004 Long-Term Incentive and Equity Award Plan. The number of share units is determined by dividing the dollar amount of the share unit award by the average daily closing share price for the 30-trading day period ending on the day immediately prior to the date of grant. In an effort to retain the named executive officers beyond the performance cycle, one hundred percent of the share units vest on the third anniversary of the date of grant. Upon vesting, the named executive officers receive one share of our common stock for each vested share unit. Vesting accelerates with respect to the share units upon retirement, death, disability or a change of control of the Company. Vesting generally continues during any severance period for a named executive officer at the Company’s discretion.

The Committee’s practice is to approve awards for a three-year performance cycle in the first quarter of the year following the end of the cycle unless performance for the last year of the cycle has been estimated. In that case, the Committee approves a percentage of the estimated award in the first quarter of the year following the end of the three-year performance cycle as a minimum payment. After the data is available to determine actual performance in the last year of the three-year cycle and calculate the final award, the balance of the award for the cycle is paid during the third quarter of the year following the end of the cycle. For 2007, all data necessary to calculate the awards for the 2005-2007 performance cycle was available in the first quarter of 2008. Therefore, the Committee granted the entire award for that cycle in February 2008.

The actual payout for the 2005-2007 performance cycle was 60.75% of target. This payout percentage is based on NOPAT growth and ROC in the 64th percentile for 2005 and NOPAT growth and ROC in the 34th percentile and 48th percentile, respectively, for 2006. Performance for 2007 was below threshold for NOPAT growth and ROC.

Perquisite Program

The named executive officers participate in our executive perquisite program. Under this program, Mr. Zollars receives $150,000 annually and the other named executive officers receive $25,000 annually. There is no requirement that a named executive officer spend the perquisite payments on any particular item. Mr. Zollars’ perquisites include personal use (up to his $150,000 perquisite level) of two aircraft in which the Company owns a very small fractional interest. Perquisite levels are set based on competitive market data that the Consultant provides from the Survey Group and are limited to cash payments. Perquisite payments are subject to local, state and federal income taxation and withholding and are differentiated from base salary because perquisites are not included in compensation when determining our retirement contributions to qualified or non-qualified retirement plans and are not included in the calculation of pension contributions and benefits or any annual or long-term incentive payouts. Perquisite payments are included in the “All Other Compensation” column of the Summary Compensation Table.

Benefit Plans

The named executive officers are eligible to participate in our welfare plans, including those that provide medical, dental, life insurance and accidental death and dismemberment benefits, at the same level and on the same basis as our other employees.

The named executive officers participate in our defined contribution 401(k) plans, which are tax-qualified retirement savings plans. We make nondiscretionary matching contributions equal to 50% of participant contributions up to a maximum contribution by us of 3% of a participant’s eligible contributions. Our matching contributions are comprised of 50% cash and 50% shares of our common stock. The Tax Code limits the contributions the named executive officers can make to the plan.

We sponsor two qualified pension plans for employees of our participating subsidiaries that commenced employment prior to January 1, 2004. All of our named executive officers participated in one of these plans. The Tax Code limits benefit payments to the named executive officers under our defined benefit plans. See Executive Compensation—Pension Benefits for a discussion of our qualified pension plans.

Because the Tax Code limits benefit payments from qualified defined benefit plans and contributions to qualified defined contribution plans, we have adopted nonqualified deferred compensation plans, including a supplemental pension plan and a supplemental defined contribution plan to restore benefits that these limitations would otherwise take away. We may or may not fund our obligations under these plans in advance of an executive’s retirement, and the executive is considered an unsecured, general creditor of the Company with respect to our obligations to make payments under these plans. Messrs Zollars and Barger do not participate in the supplemental pension plan. Instead, they will receive supplemental retirement benefits pursuant to the terms of their respective agreements with us. See Executive Compensation—Pension Benefits for a discussion of these plans and agreements.

Severance and Other Termination-of-Employment Benefits

We have entered into severance agreements with our named executive officers that provide for payment if an executive is terminated without cause or resigns for good reason within two years after a change of control transaction. We also maintain an executive severance policy that provides for payment if an executive is terminated as a result of the elimination of the executive’s position, a restructuring of the Company or a reduction in work force. This severance policy does not cover Mr. Zollars and did not cover Mr. Staley, as they are entitled to severance benefits pursuant to the terms of their respective employment agreements. We entered into a severance agreement with Mr. Welch upon his retirement in January 2007, and we entered into a separation agreement with Mr. Yamasaki upon his resignation in January 2008. The Company’s severance arrangements for our named executive officers are described in Potential Payments upon Termination or Change of Control.

We enter into change of control arrangements to attract and retain executive officers that we believe will bring the greatest value to our stockholders. The Committee believes these agreements are crucial to incent named executive officers to obtain the highest value for us when considering a change of control transaction and to remain employed with us during a period of uncertainty. The benefits that may be received under the change in control agreements were based on data received from the Consultant, are consistent with market practice and do not affect other elements of compensation for the named executive officers.

Equity Ownership Guidelines

In 2004, the Committee established equity ownership guidelines for our executive officers who actively participate in the LTIP (or any successor to that plan). These guidelines establish equity ownership targets based on an executive’s base salary and salary grade level. The target levels of ownership for each executive are phased in over a six-year period beginning with the executive’s first year of participation in the LTIP. If an executive does not achieve the desired target level of equity ownership by the end of the six-year period or does not achieve specified interim target levels, the Committee may award restricted stock in lieu of cash that the executive is entitled to receive under the LTIP or the Annual Incentive Bonus Program as necessary to bring the executive into or move the executive towards the target levels.

The equity ownership guidelines provide for a target number of shares measured at December 31 of each year of participation in the LTIP based upon the higher of the (i) closing market price of a share of our common stock for all trading days during the fourth quarter of the calculation year and (ii) closing market price on the last day in the fourth quarter of the calculation year and as determined under the equity ownership guidelines. The equity ownership guidelines also include provisions prohibiting our executives from entering into transactions involving derivatives where the underlying equity is our common stock used to satisfy the ownership guidelines, or from pledging any of those shares.

The target equity ownership for each of the named executive officers that is currently employed by us is as follows: Mr. Zollars—5x base salary; Mr. Smid—4x base salary; and Messrs. Bruffett and Churay—3x base salary. As of December 31, 2007, these named executive officers satisfy the equity ownership guidelines.

Executive Compensation Recovery Policy

In December 2007, the Committee adopted an executive compensation recovery policy that allows the Committee, in its sole discretion, to recover from our executive officers annual and long-term incentive-based compensation in the event of a restatement of our financial statements as a result of errors, omissions or fraud, regardless of whether the executive officers caused the restatement. The incentive compensation subject to recovery is limited to incentive compensation granted after December 2007 that exceeds the compensation that would otherwise have been granted based on the restated financial results for the restated periods, but only to the extent of unvested or deferred equity award. The Committee will consider the impact of taxes previously paid with respect to the incentive compensation when determining whether and to what extent to recover incentive compensation.

Limitations on Deductibility of Executive Compensation

Section 162(m) of the Tax Code, places a limit of $1 million on the amount of compensation that we may deduct for federal income tax purposes in any year with respect to certain executive officers. Certain performance-based compensation and certain other compensation that our stockholders have approved are not subject to the deduction limit. We have qualified certain compensation paid to executive officers for deductibility under Section 162(m), including compensation expense related to incentive compensation that we grant pursuant to our 2004 Long-Term Incentive and Equity Award Plan and compensation that we pay pursuant to our Annual Incentive Bonus Program. We may from time to time pay compensation to our executive officers that may not be deductible for federal income tax purposes.

Effective, January 1, 2006, we adopted the fair value recognition provisions of SFAS No. 123(R), Share-Based Payment, to account for equity awards. A discussion of SFAS 123R is contained in the Notes to Consolidated Financial Statements, Principles of Consolidation and Summary of Accounting Policies—Stock Based Compensation, in our Annual Report on Form 10-K.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board has reviewed and discussed with management the Compensation Discussion and Analysis, and based on such review and discussion, the Compensation Committee recommended to the Board of the Company that the Compensation Discussion and Analysis be included in this Proxy Statement.

Dennis E. Foster, Chairman

Michael T. Byrnes

Cassandra C. Carr

Phillip J. Meek

EXECUTIVE COMPENSATION

The table below sets forth compensation in the fiscal years ended December 31, 2006 and 2007 for our named executive officers.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
William D. Zollars Chairman of the Board, President and Chief Executive Officer	2007 2006	1,040,000 1,000,000	2,369,535 1,902,472	0 0	631,800 187,500 297,793 485,293	1,475,000 876,000	191,889 233,803	5,708,224 4,497,568

Stephen L. Bruffett Executive Vice President and Chief Financial Officer	2007	316,250	161,966	0	68,537	23,000	29,305	599,058

Michael J. Smid In 2007, President of YRC National Transportation (effective October 2007, President of YRC North American Transportation)	2007 2006	522,792 451,500	398,925 307,658	0 0	160,915 37,249 59,258 96,507	210,000 203,000	52,676 48,923	1,345,308 1,107,588

Daniel J. Churay Executive Vice President, General Counsel and Secretary	2007	344,750	257,314	0	83,774	11,000	37,584	734,422

Former Executive Officers
James D. Staley (6) Former President of YRC Regional Transportation	2007 2006	544,750 532,500	2,447,126 1,035,005	0 0	193,046 79,875 92,502 172,377	95,000 370,000	2,671,905 34,855	5,951,827 2,144,737

James L. Welch (7) Former President and Chief Executive Officer of Yellow Transportation	2007 2006	39,667 473,250	1,850,590 463,495	0 0	96,390 39,043 70,465 109,508	5,000 367,000	1,291,792 45,757	3,283,439 1,459,010

Donald G. Barger, Jr. (8) Former Executive Vice President and Chief Financial Officer	2007 2006	447,500 437,500	423,652 352,459	0 0	108,743 36,094 52,114 88,208	430,000 426,000	46,862 48,136	1,456,757 1,456,757

Steven T. Yamasaki (9) Former Executive Vice President—Human Resources	2007	325,500	509,495	70,827	75,801	16,000	42,321	1,039,944

(1)	Amounts represent the SFAS 123R expense for share units granted under the LTIP and restricted stock granted under Messrs. Zollars’ and Staley’s respective employment agreements. No assumptions were necessary to determine the SFAS 123R expense. Each grant of share units is expensed ratably over the performance and vesting period. Each grant of restricted stock is expensed ratably over the vesting period. Therefore, amounts represent the SFAS 123R expense that the Company recognized in 2007 for share units and restricted stock granted in 2007 and prior years. Due to the termination of employment of Messrs. Staley, Welch and Yamasaki, the SFAS 123R expense for their stock awards was accelerated to 2007.

See Compensation Discussion and Analysis—Long-Term Incentive Plan and Grants of Plan-Based Awards table for additional information regarding awards in 2007.

The Company has not materially modified any award previously made to its executive officers, except that the Compensation Committee lifted the additional holding restrictions upon previously granted share units effective as of January 2, 2008, the date that such restrictions could be lifted pursuant to the transitional rules under Section 409A of the Tax Code.

(2)	Amount represents the SFAS 123R expense (excluding the estimate of forfeitures related to service-based vesting conditions) that the Company recognized in 2007 for the grant of stock options. See Note 1 to Consolidated Financial Statements, Principles of Consolidation and Summary of Accounting Policies – Stock Based Compensation, in the Company’s Annual Report on Form 10-K for a discussion of the assumptions used in calculating this amount.

(3)	For 2007, the amounts reported in this column represent the cash portion of the LTIP for the 2005-2007 performance cycle. For 2006, the amounts in the first line represent payments pursuant to our Annual Cash Bonus Program and the second line represents the cash portion of the LTIP for the 2004-2006 performance cycle with a total of these awards.

(4)	The amounts reported in this column represent the aggregate change in the actuarial present value of the accumulated benefit under all defined benefit and actuarial pension plans.

(5)	All other compensation for 2007 includes perquisites, the Company’s matching contribution to its qualified defined contribution plans, termination payments and benefits and travel and related costs, non-cash awards, moving expenses and legal fees (and gross-up for taxes on this deemed compensation).

Name	Flexible Perquisite Allowance ($)(a)	Company Matching Contribution to Defined Contribution Plan ($)	Termination Payments and Benefits ($)		Other ($)(b)	Total ($)
William D. Zollars	150,000	6,750	0		35,139	191,889
Stephen L. Bruffett	21,666	6,750	0		889	29,305
Michael J. Smid	25,000	6,750	0		20,926	52,676
Daniel J. Churay	25,000	6,750	0		5,834	37,584
James D. Staley	25,000	6,750	2,631,509	(c)	8,646	2,671,905
James L. Welch	2,083	1,190	1,284,643	(d)	3,876	1,291,792
Donald G. Barger, Jr.	25,000	6,750	0		15,112	46,862
Steven T. Yamasaki	25,000	6,750	0		10,571	42,321

(a)	The Company provides each named executive officer with cash payments for perquisites, which are more fully described in Compensation Discussion and Analysis.

(b)	Amounts include Company paid expenses for spousal travel to accompany the named executive officer to designated Company events at the Company’s request, non-cash awards, moving expenses and legal fees. In Mr. Zollars case, the amount also includes compensation for use of the Company aircraft that IRS rules require Mr. Zollars to include in his compensation. The Company grosses-up each executive’s compensation for the taxes on these expenses. The tax gross-up for Mr. Zollars was $14,562.

(c)	Mr. Staley received certain payments and benefits upon his retirement. This amount does not include the intrinsic value of $407,403 for Mr. Staley due to accelerated vesting of restricted stock upon termination of employment because the compensation cost of these awards is included in the stock awards column of the Summary Compensation Table. See Potential Payments Upon Termination or Change in Control for a summary of the payments and benefits Mr. Staley received.

(d)	Mr. Welch received certain payments and benefits upon his resignation. See Potential Payments Upon Termination or Change in Control for a summary of the payments and benefits Mr. Welch received.

(6)	Mr. Staley retired on December 28, 2007.

(7)	Mr. Welch resigned, effective January 31, 2007.

(8)	Mr. Bruffett replaced Mr. Barger as Executive Vice President and Chief Financial Officer, effective September 1, 2007. Mr. Barger retired on February 29, 2008.

(9)	Mr. Yamasaki resigned, effective January 4, 2008.

Employment Agreements

The Company has entered into employment agreements with Messrs. Zollars and Staley. Those employment agreements are described below.

William D. Zollars Employment Agreement. On January 25, 2006, the Company entered into an Employment Agreement with Mr. Zollars that contains the following terms and conditions:

•

a five-year term commencing January 1, 2006, and ending on December 31, 2010; with automatic extensions for additional one-year periods unless the Company or Mr. Zollars provides specified prior termination notice;

•	a base salary that is reviewed annually, with current base salary equal to $1,040,000;

•	participation in the Company’s Annual Incentive Bonus Program with a target level of 125% of base salary through 2007; our Board increased this target level to 150% beginning in 2008;

•	participation in the Company’s LTIP with a target level of 300% of base salary;

•

a grant on January 26, 2006 of 32,330 restricted shares of the Company’s common stock, with full vesting and removal of the restrictions contingent upon the Company having positive net income for the five-year period ending December 31, 2010 and Mr. Zollars not having terminated his employment without “good reason” on or before December 31, 2010;

•

an additional grant between January 1, 2009 and March 31, 2009, having a value of up to $1.5 million in shares of the Company’s common stock, with the number of shares granted determined by comparing the Company’s NOPAT growth and ROC for 2006, 2007 and 2008 against the NOPAT growth and ROC of the companies in the S&P MidCap 400 Index similar to the LTIP; the performance measures are weighted 30% on NOPAT growth and 70% on ROC, each year of performance is equally weighted, performance at the 50th percentile will result in a 100% payout, with proportionate payouts for performance above or below the 50th percentile; Mr. Zollars will not receive any shares if the average payout percentage for the three-year period is less than 50% or if he terminates his employment without “good reason” on or before December 31, 2008;

•

retention of a fully vested, supplemental retirement benefit, payable as a lump sum rather than in installments during retirement, and the lump sum payment equal to the difference between the net present values of the benefits that Mr. Zollars would have received under the Company’s pension plan if the benefit would have commenced as of his normal retirement date (as defined under the pension plan) and would have been paid in a single life annuity over the longer of his life or his spouse’s life, using his actual years of service plus 16 years and the benefit Mr. Zollars would have received if the Tax Code did not limit his compensation; and

•

severance payments in the event of Mr. Zollars’ termination “without cause” or resignation for “good reason” or following a “change of control” (as those terms are defined in the agreement, with “change of control” having the same definition as that in Mr. Zollars’ severance agreement described in Potential Payments upon Termination or Change of Control), in the amount of twice (except in the case of a termination of Mr. Zollars’ employment after or in connection with a change of control, in which case the amount shall be three times) Mr. Zollars’ annual rate of compensation, including target annual incentive, at the time of termination or resignation, plus target annual incentive for the year of termination; immediate vesting of all outstanding stock options and equity-based awards (except for LTIP awards in a non-change of control termination, which will continue to vest); health and welfare benefit plan continuation for 24 months; and the value of future equity-based awards set forth in the agreement.

James D. Staley Employment Agreement. Mr. Staley retired on December 28, 2007. In October 2003, Roadway LLC, a wholly owned subsidiary of the Company, entered into an employment agreement with Mr. Staley, then President and Chief Executive Officer of Roadway. Mr. Staley’s employment agreement was subsequently assigned to YRC Regional Transportation. Pursuant to his employment agreement, Mr. Staley served as President and Chief Executive Officer of Roadway LLC, and in connection with the Company’s acquisition of USF Corporation, Mr. Staley served as President of YRC Regional Transportation until October 2007. The employment agreement contained the following terms and conditions:

•	a five-year term commencing December 11, 2003;

•	a base salary that is reviewed annually, with the initial annual base salary set at $500,000;

•	participation in the Company’s annual Incentive Program with a target level of 100% of base salary.

•	participation in the Company’s LTIP with a target level of 175% of base salary; and

•	various other benefits payable to the Company’s executives.

In exchange for Mr. Staley’s entering into a covenant not to compete with the Company and its subsidiaries, Mr. Staley received a $1 million restricted stock grant in 2004 and additional restricted stock grants of $500,000 in each of 2005, 2006 and 2007.

Mr. Staley’s employment agreement contained provisions for severance benefits upon Mr. Staley’s termination by the Company “without cause” or by Mr. Staley for “good reason”. See Potential Payments upon Termination or Change of Control for a discussion of the benefits Mr. Staley received due to his retirement on December 28, 2007.

GRANTS OF PLAN-BASED AWARDS

The table below sets forth the following plan-based awards to our named executive officers:

•	annual incentive opportunity for the fiscal year ended December 31, 2007;

•	grant of LTIP awards in March 2007 for the 2004-06 performance period;

•	grant of LTIP awards in February 2008 for the 2005-2007 performance period; and

•	estimated LTIP award opportunity for the 2007-2009 performance period.

In the table below, “Ann.” means annual and “Opp.” means opportunity.

	Award or Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Possible Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Equity Award ($)(3)
Name		Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
William D. Zollars
2007 Ann. Incentive Opp.		130,000	1,300,000	2,600,000	—	—	—	—	—
2004-06 LTIP Award(4)	3/9/07	375,000	1,500,000	3,000,000	375,000	1,500,000	3,000,000	—	1,856,407
2005-07 LTIP Award(5)	2/21/08	260,000	1,040,000	2,080,000	520,000	2,080,000	4,160,000	—	1,227,520
2007-09 LTIP Opp.(6)		260,000	1,040,000	2,080,000	520,000	2,080,000	4,160,000	—	—

Stephen L. Bruffett
2007 Ann. Incentive Opp.		17,394	173,938	347,876	—	—	—	—	—
2004-06 LTIP Award(4)	3/9/07	34,145	136,582	273,164	34,145	136,582	273,164	—	169,031
2005-07 LTIP Award(5)	2/20/08	28,112	112,448	224,896	56,224	224,896	449,792	—	140,296
2007-09 LTIP Opp.(6)		28,112	112,448	224,896	56,224	224,896	449,792	—	—

Michael J. Smid
2007 Ann. Incentive Opp.		39,209	392,094	784,188	—	—	—	—	—
2004-06 LTIP Award(4)	3/9/07	74,622	298,487	596,974	74,622	298,487	596,974	—	369,415
2005-07 LTIP Award(5)	2/20/08	66,220	264,881	529,762	132,440	529,762	1,059,524	—	330,485
2007-09 LTIP Opp.(6)		66,220	264,881	529,762	132,440	529,762	1,059,524	—	—

Daniel J. Churay
2007 Ann. Incentive Opp.		18,961	189,613	379,226	—	—	—	—	—
2004-06 LTIP Award(4)	3/9/07	49,875	199,500	399,000	49,875	199,500	399,000	—	246,890
2005-07 LTIP Award(5)	2/20/08	34,475	137,900	275,800	68,950	275,800	551,600	—	172,050
2007-09 LTIP Opp.(6)		34,475	137,900	275,800	68,950	275,800	551,600	—	—

James D. Staley
2007 Ann. Incentive Opp.		—	548,000	—	—	—	—	—	—
Restricted Stock(7)	1/3/07	—	—	—	—	—	—	13,031	500,000
2004-06 LTIP Award(4)	3/9/07	116,484	465,938	931,876	116,484	465,938	931,876	—	576,663
2005-07 LTIP Award(5)	2/20/08	79,443	317,771	635,542	158,886	635,542	1,271,084	—	396,464

James L. Welch
2004-06 LTIP Award(4)	3/9/07	88,734	354,938	709,876	88,734	354,938	709,876	—	439,279
2005-07 LTIP Award(5)	2/20/08	39,667	158,667	317,334	79,334	317,334	634,668	—	197,955

Donald G. Barger, Jr.
2007 Ann. Incentive Opp.		24,613	246,125	492,250	—	—	—	—	—
2004-06 LTIP Award(4)	3/9/07	65,625	262,500	525,000	65,625	262,500	525,000	—	324,875
2005-07 LTIP Award(5)	2/20/08	44,750	179,000	358,000	89,500	358,000	716,000	—	223,338
2007-09 LTIP Opp.(6)		17,403	69,611	139,222	34,806	139,222	278,444	—	—

Steven T. Yamasaki
2007 Ann. Incentive Opp.		16,275	162,750	325,500	—	—	—	—	—
2004-06 LTIP Award(4)	3/9/07	45,425	181,700	363,400	45,425	181,700	363,400	—	224,872
2005-07 LTIP Award(5)	2/20/08	31,194	124,775	249,550	62,388	249,550	499,100	—	155,677

(1)	Amounts in these columns represent the range of cash payouts under the Company’s Annual Incentive Bonus Program in 2007 and the Company’s LTIP for the respective performance periods. The Company did not pay any annual incentives to the named executive officers based on 2007 performance. See Compensation Discussion and Analysis—Annual Incentive Bonus Program and Long-Term Incentive Plan.

(2)	Amounts in these columns represent the range of share unit payouts under the Company’s LTIP for the respective performance periods. Amounts are denominated in dollars, but are paid in share units based upon the closing price of the Company’s common stock on the grant date. See Compensation Discussion and Analysis—Long-Term Incentive Plan.

(3)	Grant date fair value of each equity award is calculated in accordance with SFAS 123R by multiplying the number of shares by the closing price of the Company’s common stock on the grant date.

(4)	On March 9, 2007, the Compensation Committee granted to Messrs. Bruffett, Smid, Churay, Staley, Welch, Barger and Yamasaki, and the Board granted to Mr. Zollars, cash and share units for the 2004-2006 LTIP performance period. The cash portion of this award is set forth in the Summary Compensation Table for 2006. The number of shares granted is set forth in the Outstanding Equity Awards at Fiscal Year End table.

(5)	On February 20, 2008, the Compensation Committee granted to Messrs. Bruffett, Smid, Churay, Staley, Welch, Barger and Yamasaki, and on February 21, 2008, the Board granted to Mr. Zollars, cash and share units for the 2005-2007 LTIP performance period. The cash portion of this award is set forth in the Summary Compensation Table for 2007.

(6)	Amounts represent the estimated LTIP opportunity for the 2007-2009 performance period for the named executive officers that are eligible to receive awards for that performance period, assuming base salary and target percentage for 2007. Actual LTIP awards, if any, would be made during the first quarter of 2010 and would be based upon base salary and target percentage for 2009. Named executive officers do not have a contractual right to this award prior to the date of grant, and the Compensation Committee, in its discretion, may reduce or eliminate any potential grant based on the performance formulas. See Compensation Discussion and Analysis—Long-Term Incentive Plan.

(7)	Pursuant to Mr. Staley’s employment agreement, the Company granted 13,031 shares of restricted stock to Mr. Staley on January 3, 2007. See Executive Compensation—Employment Agreements.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table sets forth the outstanding stock options and stock awards for each of our named executive officers as of December 31, 2007.

Name	Option Awards				Stock Awards
	No. of Securities Underlying Unexercised Options (#) Exercisable	No. of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	No. of Shares of Stock or Units that have not Vested (#)(1)		Market Value of Shares of Stock or Units that have not Vested ($)(2)
William. D. Zollars 3/9/2007 7/20/2006 2/24/2006 1/26/2006 7/14/2005 2/25/2005 7/14/2004 2/27/2004 4/18/2003					44,348 13,376 32,922 32,330 9,549 46,880 4,885 15,700 7,271 207,261	(3)	757,907 228,596 562,637 552,520 163,192 801,179 83,485 268,313 124,261 3,542,090

Stephen L. Bruffett 3/9/2007 7/19/2006 2/24/2006 7/14/2005 2/25/2005 7/14/2004 2/27/2004					4,038 1,341 3,291 628 3,083 247 795 13,423		69,009 22,918 56,243 10,733 52,688 4,221 13,587 229,399

Michael J. Smid 10/2/2002 3/9/2007 7/19/2006 2/24/2006 7/14/2005 2/25/2005 7/14/2004 2/27/2004 4/18/2003	35,000	0	16.12	5/19/2010	8,825 2,730 6,699 1,718 8,432 930 2,989 1,417 33,740		150,819 46,656 114,486 29,361 144,103 15,894 51,082 24,217 576,618

Daniel J. Churay 3/9/2007 7/19/2006 2/24/2006 7/14/2005 2/25/2005 7/14/2004 2/27/2004 4/18/2003					5,898 1,965 4,823 997 4,896 681 2,187 355 21,802		100,797 33,582 82,425 17,039 83,673 11,638 37,376 6,067 372,597

Name	Option Awards				Stock Awards
	No. of Securities Underlying Unexercised Options (#) Exercisable	No. of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	No. of Shares of Stock or Units that have not Vested (#)(1)	Market Value of Shares of Stock or Units that have not Vested ($)(2)
James D. Staley 3/9/2007 7/19/2006 2/24/2006 7/14/2005 2/25/2005 4/14/2004					13,776 4,014 9,753 2,681 9,708 6,048 45,980	235,432 68,599 166,679 45,818 165,910 103,360 785,798

James L. Welch 3/9/2007 7/19/2006 2/24/2006 7/14/2005 2/25/2005 7/14/2004 2/27/2004 4/18/2003					10,494 3,669 9,004 2,660 13,057 1,477 4,747 2,223 47,331	179,342 62,703 153,878 45,459 223,144 25,242 81,126 37,991 808,885

Donald G. Barger, Jr. 3/9/2007 7/19/2006 2/24/2006 7/14/2005 2/25/2005 7/14/2004 2/27/2004 4/18/2003					7,761 2,718 6,671 2,051 10,068 1,113 3,577 1,718 35,677	132,635 46,451 114,007 35,052 172,062 19,021 61,131 29,361 609,720

Steven T. Yamasaki 10/26/2005 7/1/2003 3/9/2007 7/19/2006 2/24/2006 7/14/2005 2/25/2005 7/14/2004 2/27/2004	7,500 20,000	2,500(4) 0	43.46 23.67	10/26/2015 7/1/2013	5,372 1,716 4,212 694 3,409 236 759 16,398	91,807 29,326 71,983 11,860 58,260 4,033 12,971 280,240

(1)	Except as otherwise indicated, all amounts represent unvested share units granted pursuant to the Company’s LTIP. Share units granted in 2007 vest on the third anniversary of the grant date. Share units granted prior to 2007 vest as follows – fifty percent on the third anniversary of the grant date and fifty percent on the sixth anniversary of the grant date.

(2)	The calculation of the market value of unvested stock awards is based on the per share closing price of the Company’s common stock of $17.09 on December 31, 2007.

(3)	Pursuant to Mr. Zollars’ employment agreement, he received 32,330 restricted shares of the Company’s common stock that will vest during the first quarter 2011 upon satisfaction of certain conditions. See Executive Compensation—Employment Agreements.

(4)	Options will vest on October 26, 2008.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth information with respect to options exercised and stock awards vested for our named executive officers during the fiscal year ended December 31, 2007.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)
William D. Zollars	100,000	2,630,970	20,583	862,153
Stephen L. Bruffett	3,375	45,447	1,041	43,604
Michael J. Smid	0	0	3,917	164,073
Daniel J. Churay	0	0	2,867	120,091
James D. Staley	0	0	45,486	1,328,305
James L. Welch	0	0	6,224	260,702
Donald G. Barger, Jr.	0	0	4,690	196,447
Steven T. Yamasaki	10,000	218,300	995	41,678

(1)	Options were exercised pursuant to a cashless exercise in which the named executive officer received cash in an amount equal to the value realized on exercise, less applicable tax withholdings.

(2)	Unless otherwise indicated, amounts represent the gross number of share units under our LTIP that vested during 2007. The additional holding period applicable to these shares was lifted on January 2, 2008, at which time the named executive officers (except for Mr. Staley) received the net numbers of shares after satisfaction of tax withholding obligations.

Mr. Staley’s shares also include shares of restricted stock that vested during 2007 pursuant to the terms of his employment agreement. Mr. Staley will receive his LTIP shares that vested during 2007 six months after his retirement pursuant to Section 409A of the Tax Code. See Executive Compensation—Employment Agreements and Potential Payments Upon Termination or Change of Control.

(3)	Amounts represent the value of the vested stock awards based on the closing price of our common stock on the vesting date or the next business day if the vesting date was not a business day.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of December 31, 2007, with respect to our compensation plans under which equity securities are authorized for issuance:

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted-average exercise price of outstanding options, warrants and rights		(c) Number of securities remaining available for future issuance under equity compensation plans excluding securities reflected in column(a)
Equity compensation plans approved by security holders	1,297,000	(1)	$26.29	(2)	1,151,732	(3)
Equity compensation plans not approved by security holders	0		0		0

Total	1,297,000		$26.29		1,151,732

(1)	Includes 216,000 shares issuable upon the exercise of stock options and 1,081,000 shares issuable upon vesting of share units.

(2)	Amount does not take into account shares issuable upon vesting of share units, which have no exercise price.

(3)	Represents shares available for issuance under our 2004 Long-Term Incentive and Equity Award Plan. The number of shares available for issuance under this plan is reduced by two shares for each share issued pursuant to a stock-based award, except for stock options and stock appreciation rights. However, if stockholders approve Proposal II to amend the plan, the number of shares available for issuance under the plan will only be reduced by one share for each share issued pursuant to all stock-based awards granted after stockholder approval.

PENSION BENEFITS

Name	Plan Name	No. of Years Credited Service (#)		Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
William D. Zollars	Yellow Pension Contractual Supplemental Retirement	10 26	(2)	211,000 7,585,000	0 0
Stephen L. Bruffett	Yellow Pension Supplemental Pension	9 9		91,000 51,000	0 0
Michael J. Smid	Yellow Pension Supplemental Pension	21 21		501,000 948,000	0 0
Daniel J. Churay	Yellow Pension Supplemental Pension	4 4		44,000 47,000	0 0
James D. Staley	Roadway Pension Supplemental Pension Transfer SRP	30 30 30	(3) (3) (3)	520,000 1,726,000 12,000	0 0 0
James L. Welch	Yellow Pension Supplemental Pension	27 27		867,000 1,787,000	0 821,838
Donald G. Barger, Jr.	Yellow Pension Contractual Supplemental Retirement	6 20	(4)	187,000 1,770,000	0 0
Steven T. Yamasaki	Yellow Pension Supplemental Pension	4 4		53,000 53,000	0 0

(1)	In calculating the present value of the accumulated pension benefit, the following assumptions were used:

a)	a Statement of Financial Accounting Standard No. 87 discount rate of 6.61%,

b)	an expected retirement age of 65, except for Messrs. Bruffett, Smid, Churay and Welch for whom the retirement ages of 60, 58, 63 and 55, respectively, were used because those are the earliest ages at which they may retire under the applicable plan without benefit reduction,

c)	the RP-2000 was used as the post-retirement mortality table and no table was used for pre-retirement mortality,

d)	a discount percentage of 6.61% was used to calculate the lump sum distribution, except for Messrs. Zollars and Barger for whom the Moody’s corporate bond rate of 5.80% was used pursuant to the terms of their respective contractual arrangement, and

e)	the pensionable earnings used were: Mr. Zollars—$1,227,500, Mr. Bruffett—$333,811, Mr. Smid—$560,041, Mr. Churay—$372,181, Mr. Staley—$687,856, Mr. Welch—$133,633, Mr. Barger—$483,594, and Mr. Yamasaki—$349,200.

(2)	Under a separate contractual supplemental retirement agreement described in the narrative below, Mr. Zollars is credited with an additional 16 years of credited service.

(3)	Mr. Staley’s had 37 actual years of service upon his retirement on December 28, 2007. However, his credited service under these pension plans was limited to 30 years.

(4)	Under a separate contractual supplemental retirement agreement described in the narrative below, Mr. Barger was credited with 20 years of credited service.

Company Qualified Defined Benefit Plans

Yellow Pension Plan. The Company and certain of its subsidiaries’ officers participate in a noncontributory, defined benefit pension plan (the “Yellow Pension Plan”). This plan covers all regular full-time and regular part-time office, clerical, sales, supervisory and executive personnel of the Company and certain participating subsidiaries (excluding directors who are not salaried employees) who are at least age 21, are employed in the United States, who are not otherwise covered by a pension plan under a collective bargaining agreement and who commenced employment with the Company or one of the participating subsidiaries prior to January 1, 2004. The Yellow Pension Plan benefits are calculated solely on salaries and cash annual incentive compensation. Compensation reported in the Summary Compensation Table includes amounts that are not covered compensation under the Yellow Pension Plan. Participants are vested after five years of service.

A participant retiring at age 65 will receive an annual pension benefit (single life basis) amounting to 12/3% of his final average annual compensation paid in the five highest consecutive years of the participant’s last ten consecutive years of participation, multiplied by his total years of participation, the sum of which is reduced by 50% of the amount of his primary social security entitlement at retirement (prorated if participation is less than 30 years). The pension of the highest-paid executive officers will probably be reduced from the above formula because of limitations under the Employment Retirement Income Security Act of 1974, as amended (“ERISA”).

If a participant is age 55 to 65 and has ten or more years of credited service, the participant is eligible for early retirement, subject to a reduction in his accrued benefit. For example, the accrued benefit is reduced to 40% of the full benefit at age 55, 60% at age 60 and 90% at age 64. Mr. Zollars, who is age 60, is the only named executive officer eligible for early retirement under the Yellow Pension Plan.

Roadway Pension Plan. Until James Staley became President of YRC Regional Transportation, Mr. Staley was a participant in the Roadway LLC Pension Plan (the “Roadway Pension Plan”), which is a noncontributory, qualified, defined benefit plan. Mr. Staley retains a vested pension benefit in the Roadway Pension Plan that provides annual retirement benefits after normal retirement at age 65 years equal to 40% of his five years’ average annual compensation, which includes base salary and annual incentive compensation.

Benefits under the Roadway Pension Plan are not subject to reductions for social security benefits or other offset amounts. Benefits are payable as a straight-life annuity under various assumptions based on final average compensation and years of service, and at the election of the participant (and compliance with provisions of the plan), may be paid in a lump sum payment. Annual compensation for computing annual pension benefits includes base salary and annual incentive compensation.

Company Supplemental Retirement Plans

ERISA and the Tax Code limit covered compensation under both the Yellow Pension Plan and the Roadway Pension Plan to $225,000 in 2007 and impose maximum annual benefit limitations, which may cause a reduction in the pension payable under the pension plan. In the future, regulations issued under the Tax Code may adjust these limitations. The Company has adopted supplemental retirement plans to provide for the payment of the benefits that plan participants would lose as a result of present or future Tax Code provisions limiting the benefits payable or the compensation taken into account. The Company’s supplemental retirement plans cover its executives, except for Messrs. Barger and Zollars, each of whom has contractual supplemental retirement benefits.

Supplemental Executive Pension Plan. The Company maintains a Supplemental Pension Plan (the “SEPP”) for certain executives who participated in the Yellow Pension Plan and the Roadway Pension Plan. The SEPP is intended to be a benefit restoration plan that provides nonqualified deferred benefits to executives whose qualified benefits the Tax Code has limited. The Compensation Committee designates members of management as eligible participants in the SEPP.

Benefits under the SEPP are paid in a lump sum payment or in the form of an annuity following the earliest to occur of the following:

•	the executive’s death;

•	the later of:

(A)	the executive attaining the executive’s Earliest Retirement Date (as defined in the applicable underlying pension plan); and

(B)	the earlier of:

(1)	the executive’s termination of employment and

(2)	a specified date; or

•	in the case of an executive who was a participant in the Roadway SERP, the executive’s termination of employment.

Benefits are payable under the SEPP if an executive’s benefit under either the Yellow Pension Plan or the Roadway Pension Plan has been limited under Sections 401(a)(17) (with respect to annual compensation) and 415 (with respect to benefits) of the Tax Code. To determine the amount of a SEPP benefit, if any, the benefit under either the Yellow Corporation Pension Plan or the Roadway Pension Plan, as applicable, is calculated without regard to the Tax Code Sections 401(a)(17) or 415 limits, less the amount of the benefit actually payable under the Yellow Pension Plan or the Roadway Pension Plan, as applicable. The compensation used to determine the benefit is the compensation used in determining the benefit under the relevant qualifying plan and for both the Yellow Pension Plan and the Roadway Pension Plan is essentially the compensation reported for federal income tax purposes (i.e., includes salary and annual incentive compensation and excludes fringe benefits).

Any benefit payable under the SEPP is payable at the same time, subject to Tax Code Section 409A restrictions, a benefit becomes payable under either the Yellow Pension Plan or the Roadway Pension Plan, as applicable. The default form of benefit payment is a single lump sum, unless the executive elects an annuity form of payment. An election for benefits to be paid in the form of annuity are paid either as a single life annuity or, if the executive is married at the time a benefit is payable, a 100% joint and survivor annuity. If the aggregate SEPP benefit amount is less than or equal to $10,000, the benefit is payable only as a single lump sum. Under the SEPP, if a Change of Control (described below) occurs after 2006, the vested, accrued but unpaid defined benefit supplement retirement benefit of each participant under the plan will be paid in a lump sum payment following the Change of Control.

Transferred Executives’ Supplemental Retirement Plan (“Transfer SRP”). Certain Company executives have transferred from Company subsidiaries that provide retirement benefits through a combination of qualified defined benefit and defined contribution plans to subsidiaries that provide retirement benefits solely through qualified defined contribution plans. For these transferred executives, the Company has implemented the Transfer SRP, which is intended to restore the benefits that the transferred executives will not receive under the qualified defined benefit plans as a result of the transfers. Vesting for benefits under the Transfer SRP are determined by the vesting provisions of the underlying defined benefit plan in which the transferred executive previously participated. Benefits under the Transfer SRP are paid in a lump sum payment to the executives following their death, retirement, termination of employment, or in accordance with the executive’s specified date election. Mr. Staley was a participant in the Transfer SRP until his retirement on December 28, 2007.

Contractual Supplemental Retirement Arrangements. The Company has entered into separate contractual retirement arrangements with Messrs. Zollars and Barger. Neither of Messrs. Zollars or Barger participate in any of the foregoing supplemental retirement plans.

William Zollars Supplemental Retirement Arrangement. Mr. Zollars’ employment agreement provides a non-qualified, supplemental retirement benefit. As with the Company’s other executives, this benefit supplements Mr. Zollars’ qualified defined contribution benefit above the statutory limitation on Company contributions to the Company’s qualified defined benefit plan, and the Company may or may not fund its obligations with respect to Mr. Zollars’ non-qualified, supplemental retirement benefit in advance of his retirement. Mr. Zollars is considered an unsecured, general creditor of the Company with respect to the Company’s obligations for the payment of his non-qualified, supplemental retirement benefit. Mr. Zollars’ supplemental retirement benefit is determined by calculating the net present value of his benefit under the Yellow Pension Plan, assuming no Tax Code limitations, normal retirement age, a single life annuity payment over the life of Mr. Zollars or his spouse, his actual years of credited service plus 16 additional years credited service, and his compensation as defined in the Yellow Pension Plan (i.e., including salary and bonus and excluding fringe benefits), less the net present value of the actual benefit payable to Mr. Zollars under the Yellow Pension Plan. Under the terms of Mr. Zollars’ employment agreement, the Company will pay his non-qualified contractual benefit in a lump sum to Mr. Zollars upon his retirement based on an 8.25% discount rate. However, if Mr. Zollars remains employed with the Company (subject to certain exceptions that the employment agreement provides) through at least December 31, 2010, the discount rate will be reduced to the Moody’s corporate bond rate in effect at the time of Mr. Zollars’ retirement and his benefit will increase. The Moody’s corporate bond rate is the rate that the Company uses for calculating the lump sum non-qualified retirement benefit of other designated executives.

Donald Barger Supplemental Retirement Arrangement. Mr. Barger and the Company entered into a contractual arrangement for a non-qualified, supplemental retirement benefit. As with the Company’s other executives, this benefit supplements Mr. Barger’s qualified defined contribution benefit above the statutory limitation on Company contributions to the Company’s qualified defined benefit plan. Mr. Barger’s supplemental retirement benefit payable in a lump sum was determined by calculating the lump sum actuarial equivalent of a pension benefit under the Yellow Pension Plan, assuming no Tax Code limitations, normal retirement age, a benefit payable in the form of a single life annuity, or if applicable, a qualified joint and survivor annuity, 20 years of credited service, and his compensation as defined in the Yellow Corporation Pension Plan (i.e., including salary and bonus and excluding fringe benefits), less the lump sum actuarial equivalent of the benefit actually payable under the Yellow Pension Plan. The discount rate that was used in calculating Mr. Barger’s supplemental retirement benefit was the Moody’s corporate bond rate in existence on the date of determination of the benefit.

The discount rate for determining all of the lump sum benefit calculations under all of the foregoing described supplemental retirement plans and the contractual supplemental retirement arrangements for Messrs. Zollars and Barger is the Moody’s Corporate Bond Rate, which is the Company’s current rate of accrual for deferred benefits.

Payments based on a termination of employment under any of the foregoing plans are paid six months following the termination of employment. For the definition of “Change of Control” used in the Company’s plans and severance arrangements described above, see Potential Payments upon Termination or Change of Control.

NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(1)
William D. Zollars	0	0	0	0	0
Stephen L. Bruffett	0	0	0	0	0
Michael J. Smid	0	0	0	0	0
Daniel J. Churay	0	0	0	0	0
James D. Staley (2)	0	0	34,924	0	516,005
James L. Welch	0	0	0	0	0
Donald G. Barger, Jr.(3)	0	0	8,032	0	73,368
Steven T. Yamasaki	0	0	0	0	0

(1)	Amounts are not included in the Summary Compensation Table, as deferrals occurred prior to 2006 and earnings in 2007 were not above-market or preferential.

(2)	Mr. Staley has nonqualified deferred compensation from his participation in historical Roadway Corporation nonqualified deferred compensation arrangements. Due to this retirement on December 28, 2007, the balance will be paid to Mr. Staley in five annual installments, which began on February 1, 2008.

(3)	Mr. Barger has in the past deferred a portion of his LTIP award paid in cash. The balance was paid to Mr. Barger upon his retirement on February 29, 2008.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following narrative and table, together with the other information in this Proxy Statement, describe the potential payments and benefits under our written agreements and compensation and benefit plans and arrangements to which the named executive officers would be entitled upon termination of employment or change in control. The amounts shown in the table and discussed in the narratives below do not include payments and benefits to the extent they are provided on a non-discriminatory basis to eligible salaried employees upon termination of employment, including accrued salary and vacation pay, distribution of balances under our 401(k) plans and prorated payments of annual cash incentive. The amounts also exclude payment of accrued amounts pursuant to the terms of our pension plans and non-qualified deferred compensation arrangements, which are described under Executive Compensation — Pension Benefits and Nonqualified Deferred Compensation.

The employment of Messrs. Staley, Welch, Barger and Yamasaki was terminated either prior to December 31, 2007 or prior to the filing of this Proxy Statement. Accordingly, we have described only those termination payments or benefits that such individuals will actually receive.

Executive Change of Control Severance Agreements

The Company has entered into executive severance agreements with Messrs. Zollars, Bruffett, Smid and Churay. As described below, certain provisions of Mr. Zollars agreement are different than the other executive officers.

Under the executive severance agreements, payments may be due to an executive if, after or in connection with a “Change of Control” transaction:

•

the executive’s employment is terminated for any reason other than death, permanent disability, retirement at or after the executive’s normal retirement age or “cause” either within the two-year period after the Change of Control or within the period between the initiation and culmination of the Change of Control transaction; or

•

the executive resigns within two years after a Change of Control due to an adverse change in title, authority or duties, a transfer to a new location, a substantial increase in travel time, a reduction in salary, or a reduction in fringe benefits or annual bonus below a level consistent with the Company’s practice prior to the Change of Control.

If one of the foregoing events occurs, the severance agreements provide that the executive shall be entitled to:

•	the executive’s normal compensation and benefits through the date of termination, including pro rata target annual incentive for the year of termination;

•	a lump sum cash amount equal to two times the executive’s current base salary and target annual incentive for the year of termination; and

•

benefits substantially similar to the benefits the executive would have received had he remained employed (including health and welfare plan benefits, disability benefits, and perquisite plans and programs, but not contributions to defined contribution or defined benefit plans) for a period of two years.

Severance benefits are also subject to a gross-up provision if it is determined that the benefits the severance agreements provide are subject to the excise tax that Section 4999 of the Tax Code imposes. Further, in the event of a Change of Control, all options to acquire Company shares, all shares of restricted Company stock, all performance or share units and any other equity grants and awards would become immediately vested, exercisable and non-forfeitable and all conditions of any grant or award would be deemed to be satisfied. Any executive who is a participant in the Company’s LTIP would be entitled to receive, upon the Change of Control:

•

for any incomplete performance period, any cash or equity that the plan provides only if the plan so provides, assuming that the Company would meet estimated actual target performance for each period as the Committee (as it exists prior to the Change of Control) determines (but in no event less than target performance); and

•

for any completed performance period, to the extent the executive has not received the grant for the period assuming that the Company would meet estimated actual performance for each period as the Committee (as it exists prior to the Change of Control) determines (but in no event less than target performance).

The executive will not be required to return any partial grant received under the LTIP if it is determined that the partial grant exceeded the grant for the target performance.

A termination is for “cause” if it is:

•	the result of a conviction of a felony involving moral turpitude by a court of competent jurisdiction, which is no longer subject to direct appeal;

•	conduct that is materially and demonstrably injurious to the Company; or

•	the executive’s willful engagement in one or more acts of dishonesty resulting in material personal gain to the executive at the Company’s expense.

“Change of Control” for the purpose of these executive severance agreements shall be deemed to have taken place if:

•

a third person, including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), purchases or otherwise acquires shares of the Company after the date of this Agreement that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company;

•

a third person, including a “group” as defined in Section 13(d)(3) of the Exchange Act purchases or otherwise acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or group) shares of the Company after the date of the agreement and as a result thereof becomes the beneficial owner of shares of the Company having 35% or more of the total number of votes that may be cast for election of directors of the Company; or

•

as the result of, or in connection with any cash tender or exchange offer, merger or other Business Combination, or contested election, or any combination of the foregoing transactions, the Continuing Directors shall cease to constitute a majority of the Board of the Company or any successor to the Company during any 12-month period.

“Business Combination” means a “Business Combination” as that term is referred to in the Certificate of Incorporation of the Company, as amended.

“Continuing Director” means a director of the Company who meets the definition of Continuing Director contained in the Certificate of Incorporation of the Company, as amended.

In calculating the payments to be made and the benefits to be provided to each named executive officer under the executive severance agreement in the table below, we made the following assumptions:

•	the change of control transaction qualifies as a change of control under Section 280G of the Tax Code;

•	under Section 280G of the Tax Code, only Messrs. Bruffett, Smid and Churay have been determined to be “disqualified individuals”, and as such are entitled to the gross-up and excise tax payments;

•	a stock price of $17.09, the per share closing price of the Company’s common stock on December 31, 2007;

•	the pro rated bonus for 2007 for each executive is equal to the executive’s target bonus for 2007; and

•

each executive is entitled to receive a payout for incomplete performance periods under the LTIP upon a Change of Control as though the Company had achieved target performance and based upon the executive’s length of time he was employed during the performance periods.

The table below reflects the estimated compensatory payments that would be made, and the estimated costs of the benefits that would be provided, to each of our current named executive officers, if such executive’s employment had been terminated as of December 31, 2007 in connection with a Change of Control.

Name	Severance Payment (1)	Employment Agreement Equity Award (2)	LTIP and Equity Awards (3)	Other Change of Control Payments (4)	Total Change of Control Payments	Gross-up and Excise Tax Payments	Total Payments
William D. Zollars (5)	$8,320,000	$1,500,000	$7,974,056	$29,716	$17,823,772	$0	$17,823,772
Stephen L. Bruffett	1,368,750	0	811,471	105,029	2,285,250	812,913	3,098,163
Michael J. Smid	2,550,000	0	1,962,606	140,539	4,653,145	1,663,389	6,316,534
Daniel J. Churay	1,270,200	0	965,112	106,391	2,341,703	732,355	3,074,058

(1)	Amounts represent two times (three times in the case of Mr. Zollars) the sum of the executive’s base salary and target bonus at December 31, 2007, plus the executive’s target bonus for 2007.

(2)	Amount represents the full value of the additional equity grant Mr. Zollars is eligible to receive under his employment agreement upon a Change of Control.

(3)	Amounts represent the value of outstanding equity based awards (including awards for the 2005-2007 performance period that were granted in February 2008) that vest upon a Change of Control and the value of target awards under the LTIP for incomplete performance periods that are paid upon a Change of Control.

(4)	Amounts represent the value of benefit continuation for 24 months and in the case of each executive except Mr. Zollars, the value of perquisite continuation for 24 months and the difference between the accrued SEPP benefit that is distributed upon a Change of Control and the present value of that distribution due to payment prior to reaching early retirement age.

(5)	Amounts for Mr. Zollars are based upon the terms of his employment agreement. See Employment Agreements after the Summary Compensation Table for a summary of Mr. Zollars’ employment agreement.

Executive Termination of Employment Severance Policy

In addition to the change of control severance agreements, we have implemented an executive severance policy for certain senior executives if the executive’s employment is terminated as a result of the elimination of the executive’s position, a restructuring of the Company or a reduction in work force. This policy applies to Messrs. Bruffett, Churay and Smid. If any of the foregoing events occurs, the severance policy provides that the executive shall be entitled to:

•	a severance payment equivalent to two times the executive’s current annual salary, payable in twice monthly installments;

•	outplacement services consisting of an 18-month program with a value of up to $10,000;

•

provision of COBRA continuation benefits at the Company’s expense for up to two years, with an earlier termination if the executive becomes eligible for health plan coverage following new employment; and

•

payment of the executive’s annual incentive if the executive is terminated after the end of the calendar year but before the annual bonus or pay-for-performance payments are distributed, with the assumption made that all personal performance targets or goals were met.

After termination of employment, the executive will not be entitled to participate in any of the Company’s other benefits, including pension, 401(k), disability, perquisite, employee assistance, equity participation and other plans. If the executive is terminated before the end of the calendar year, no partial annual bonus or pay-for-performance payments will be made for the partial year.

The applicable stock option agreement and plan will govern any outstanding stock options at the time of termination of employment, and options will continue to vest until severance payment installments end, except that if the executive engages in a prohibited activity during the two-year period after termination of employment, then the executive will forfeit the right to any further vesting of the executive’s options and the executive will not receive any undelivered shares upon the exercise of any vested options. The applicable share unit or stock award agreement and equity plan will govern any restricted stock units and stock awards at the time of termination of employment and awards will continue to vest until severance payment installments end, except that if the executive engages in a prohibited activity during the two-year period after termination of employment, the executive shall forfeit the right to any further vesting of the awards and the executive will not receive any undelivered shares of Company common stock upon the lapse of any applicable restrictions.

For purposes of the foregoing, a “prohibited activity” is deemed to have occurred if the executive:

•

divulges any non-public, confidential or proprietary information of the Company, but excluding any information that becomes generally available to the public other than as a result of the executive’s disclosure and information that becomes available to the executive on a non-confidential basis after the executive’s termination of employment; or

•	directly or indirectly consults or becomes affiliated with, engages in business or becomes employed by a competitor of the Company or any of the Company’s subsidiaries or affiliates.

An executive shall be disqualified from receiving severance benefits under this policy if he or she:

•	is terminated for cause;

•	dies, retires prior to termination, resigns prior to termination, or suffers a permanent disability prior to termination;

•	receives severance benefits under a change of control severance agreement; or

•	revokes the separation agreement and general release (discussed below).

In exchange for the severance benefits, each executive must execute a separation agreement that includes a full release of the Company from any liability or obligations, an agreement to cooperate with the Company in legal proceedings and investigations, a confidentiality agreement with respect to the Company’s confidential information, a non-solicitation agreement, a non-disparagement agreement, and an agreement to settle issues with respect to the separation agreement through arbitration.

The benefits under the termination of employment severance policy are not available to executives who have written employment contracts that provide for severance benefits (such as Mr. Zollars) or to executives who receive benefits upon a change of control.

Certain Separation Arrangements

Mr. Staley retired from the Company on December 28, 2007. Pursuant to the terms of Mr. Staley’s employment agreement and our other policies and arrangements, Mr. Staley is entitled to receive the following benefits:

•

Accelerated vesting of 23,495 shares of restricted stock granted under the employment agreement, valued at $407,403, based on the market value of our common stock on December 31, 2007, paid six months after retirement pursuant to Section 409A of the Tax Code.

•	Lump sum severance payment of $1,944,670, paid six months after retirement pursuant to Section 409A of the Tax Code.

•	Annual incentive for 2007 of $548,000, paid at target within thirty days of termination.

•	An amount equal to 24 months of perquisites for a total of $50,000, paid in a lump sum six months after retirement pursuant to Section 409A of the Tax Code.

•	Medical, dental and vision coverage at employee rates for 24 months following his retirement, valued at $25,608, which represents the Company’s portion of premium payments based on 2008 rates.

•	LTIP award for the 2005-2007 performance period. See the Summary Compensation Table and the Grants of Plan-Based Awards table.

•	Continued vesting of outstanding share units so long as Mr. Staley does not engage in any prohibited activity described in the share unit award agreements.

Upon his resignation in January 2007, the Company entered into a Separation and Release Agreement with Mr. Welch. The terms of this agreement generally follow the Company’s executive severance policy, described above. To prevent Mr. Welch from competing with the Company, certain additional benefits were provided in exchange for his agreement not to compete with the Company for 29 months following his departure. Pursuant to this agreement, Mr. Welch is entitled to receive the following:

•	An amount equal to 29 months of his annual salary of $476,000, payable over 29 months, for a total of $1,150,333.

•

Monthly payments of $2,083 for 29 months equal to the amounts that he would have received under the Company’s perquisite program had he remained employed with the Company during the 29-month period, for a total of $60,407.

•	Medical, dental and vision coverage at employee rates for 29 months following his departure, valued at $14,403, which represents the Company’s portion of premium payments based on 2008 rates.

•

So long as Mr. Welch complies with the covenant not to compete through June 2, 2009, Mr. Welch will receive on that date a lump sum, non-qualified, cash payment of $1,664,165.55 equal to the sum of (a) the pension benefits that Mr. Welch would have received had he been age 55 upon his departure plus (b) an estimate of retiree medical premiums that Mr. Welch would have paid to the Company for retiree medical coverage from age 55 until age 65.

•

For the purposes of the Company’s LTIP, Mr. Welch will be treated as if he retired prior to age 65. Mr. Welch received LTIP awards for the 2004-2006 and 2005-2007 performance periods and will receive an LTIP award for the 2006-2008 LTIP performance periods, in each case, on the same basis as similarly situated LTIP participants and pro rated for his service during each period. See the Summary Compensation Table and the Grants of Plan-Based Awards table. With respect to previously granted share units (and any share units granted for the 2006-2008 performance period), those units will continue to vest according to their original vesting schedule, so long as Mr. Welch does not engage in any prohibited activity described in the share unit award agreements. Since Mr. Welch only worked for four weeks in the 2007-2009 LTIP performance period, the Company paid him a cash amount of $4,577 as an estimate of his pro rated payout for that period at the target amount.

Mr. Barger retired from the Company on February 29, 2008. Pursuant to the terms of the Company’s policies and arrangements, Mr. Barger is entitled to receive the following benefits:

•

Accelerated vesting of 35,667 share units pursuant to the terms of the LTIP and share unit award agreements, valued at $490,778, based on the market price of our common stock on February 29, 2008, with payment six months after retirement pursuant to Section 409A of the Tax Code.

•	LTIP awards for the 2006-2008, 2007-2009 and 2008-2010 performance periods, in each case, on the same basis as similarly situated LTIP participants and pro rated for his service during each period.

Mr. Yamasaki resigned from the Company on January 4, 2008. Under the provisions of a separation and release agreement entered into at the time of his termination, Mr. Yamasaki received continued vesting and exercisability of his equity awards that would otherwise have expired upon termination so long as he does not engage in any prohibited activity described in the award agreements.

AUDIT/ETHICS COMMITTEE REPORT

The Audit/Ethics Committee of the Board provides assistance to the Board in, among other matters, fulfilling its responsibility in matters relating to the accounting and reporting practices of the Company, the adequacy of the Company’s financial controls and the quality and integrity of the financial statements of the Company. The Audit/Ethics Committee also oversees the Company’s compliance programs.

The Audit/Ethics Committee has reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2007.

The Audit/Ethics Committee has discussed with KPMG LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

The Audit/Ethics Committee has received the written disclosures and the letter from KPMG required by Independence Standard No. 1, Independence Discussions with Audit Committees, and has discussed with KPMG its independence from the Company.

Based on the reviews and discussions referred to above, the Audit/Ethics Committee recommended to the Board that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

The foregoing report is furnished by the Audit/Ethics Committee of the Board.

William L. Trubeck, Chairman

Howard M. Dean

John C. McKelvey

Mark A. Schulz

Audit Fees. The Audit/Ethics Committee presents the following summary of all fees paid to KPMG during 2007 and 2006:

	KPMG 2007	KPMG 2006
Audit fees	$3,591,090	$3,159,762
Audit related fees	145,244	55,750
Tax fees	-0-	-0-
All other fees	-0-	-0-

Total	$3,736,334	$3,215,512

The Audit/Ethics Committee has considered and determined that the level of KPMG’s fees for provision of services other than the audit and the quarterly review services is compatible with maintaining KPMG’s independence.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr. Zollars’ son-in-law is employed in the marketing area, with no direct reporting relationship to him, and his total compensation for 2007 was less than $145,000.

The Company’s Code of Conduct (available on the Company’s website at www.yrcw.com) contains conflict of interest procedures that require referral of any potential conflict to the Company’s General Counsel. The General Counsel will then report his findings and recommendations to the appropriate senior officer or supervisor, who will then determine, in conjunction with the General Counsel, the appropriate action to be taken. The Code of Conduct strongly recommends that Company officers and employees disclose the potential conflict prior to taking any action. Pursuant to the Company’s Code of Conduct, the Audit/Ethics Committee reviews and approves any related party transactions involving any of the Company’s executive officers and any member of the Board based on the facts and circumstances of the individual situation. For any conflicts of interest that do not involve a related party transaction, the President and Chief Executive Officer of the Company may seek approval of the potential conflict from the Chairman of the Audit/Ethics Committee. Any director seeking approval or waiver of a potential conflict of interest should recuse himself or herself from any decision on whether to approve an activity or waive the potential conflict. A “related party transaction” is defined in the Company’s Code of Conduct as any transaction that would be required to be disclosed in the Company’s Annual Report on Form 10-K pursuant to Item 404 of SEC Regulation S-K. Since the adoption of the Company’s Code of Conduct in 2003, the Audit/Ethics Committee has not waived any potential conflict of interest.

“Conflicts of interest” are described generally in the Code of Conduct as situations in which either a director’s, officer’s or employee’s personal involvement or financial affairs are, or may appear to be, in conflict with their responsibility to act in the best interest of the Company. A conflict of interest is considered to exist when an individual’s personal involvement or financial affairs may adversely influence his or her judgment in the performance of his or her duty to the Company. Examples of potential conflicts of interest provided in the Code of Conduct are:

•

a director, officer or employee, directly or indirectly, or one of his or her immediate family members, owns or has a financial interest in another organization that is a competitor, customer, contractor or supplier of the Company;

•

a director, officer or employee, directly or indirectly, or one of his or her immediate family members, serves as a director, officer, employee, consultant or agent of an organization that is a competitor of the Company, or which does business with the Company as a supplier, customer, or contractor; and

•

a director, officer or employee, or one of his or her immediate family members, is a principal party to a transaction with the Company involving the rental or purchase of real estate, goods or services.

II. PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY’S 2004 LONG-TERM INCENTIVE AND EQUITY AWARD PLAN AND TO RE-APPROVE SUCH PLAN PURSUANT TO SECTION 162(m) OF THE CODE

In 2004, the Board adopted, and the stockholders approved, the Company’s 2004 Long-Term Incentive and Equity Award Plan (the “Plan”). On February 20, 2008, the Compensation Committee of the Board, subject to stockholder approval, (a) authorized the adoption of an amendment to the Plan to increase the number of shares of common stock (“Shares”) available for Awards (as defined below) under the Plan and to eliminate the provision that causes the Shares available for grant under the Plan to be reduced by two shares for each Share to be issued pursuant to “Full Value Awards”, which are restricted stock, restricted stock units, performance awards and other stock-based awards and (b) recommended that the Plan be re-approved by stockholders pursuant to Section 162(m) of the Code. In addition, the Compensation Committee of the Board approved certain other amendments to the Plan that are not subject to stockholder approval, including amendments to limit the number Shares that may be issued upon the exercise of incentive stock options pursuant to requirements of the Code and amendments to address recent changes in IRS regulations under Section 409A of the Code. A copy of the Plan, as amended, is attached hereto as Appendix I.

The Board has determined that the number of Shares remaining for Awards under the Plan is not sufficient to support the Company’s intended compensation programs over the next several years. Because the Board believes that the Company’s continued growth and success is dependent in part on its ability to attract and retain highly-qualified employees, non-employee directors, consultants and independent contractors by offering them the opportunity to acquire or increase their proprietary interest in the Company and desires to align the interests of those individuals with the stockholders of the Company, the Company needs to provide for additional Shares to be available for Awards under the Plan. Accordingly, the Company is proposing to amend Section 5.1 of the Plan to increase the number of authorized Shares under the Plan by 3.0 million Shares. In addition, the Company is proposing to amend Section 5.1 of the Plan to eliminate the provision that causes the Shares available for grant under the Plan to be reduced by two shares for each Share to be issued pursuant to Full Value Awards.

The Plan has been designed to meet the requirements of Section 162(m) of the Code regarding deductibility of executive compensation. Section 162(m) generally limits to $1 million the amount that a publicly held corporation is allowed to deduct each year for the compensation paid to certain “covered employees” unless such compensation is deemed to be “performance-based.” A “covered employee” is any employee who as of the close of the tax year is the chief executive officer of the corporation or is required to be reported to stockholders under the Securities Exchange Act of 1934 by reason of such employee being among the three highest compensated officers for the tax year (other than the chief executive officer and chief financial officer).

“Qualified performance-based compensation” is not subject to the $1 million deduction limit. To qualify as “qualified performance-based compensation,” certain criteria must be satisfied and the material terms under which the compensation is to be paid, including the performance goals, must be disclosed to, and approved by, stockholders before the compensation is paid. Generally, stockholders are required to re-approve the criteria and the material terms of the plan every five years. If re-approved by the Company’s stockholders, the Plan will enable the Compensation Committee to continue to grant Awards under the Plan that will be exempt from the deduction limits of Section 162(m) of the Code until 2013. If the Plan is not re-approved by the stockholders, then the Plan will remain in full force and effect, but the Company will not be able to deduct compensation under the Plan that would have otherwise qualified as “qualified performance-based compensation” under Section 162(m) of the Code after 2009 unless our stockholders approve the Plan at our 2009 Annual Meeting of Stockholders.

Highlights of the Plan. The following highlights key amendments to the Plan and provides useful information about the operation of the Plan.

•	The number of participants in the Plan as of the date of this Proxy Statement is estimated to be approximately 2,300 employees (including approximately 20 senior executives, approximately 130 additional key executives and approximately 2,150 other employees) and the nine current independent directors, and the Board does not anticipate that the level of participation will be significantly increased.

•

If stockholders approve the amendment, the “fungible” share counting feature, in which each Full Value Award issued counts as two shares against the Share available for issuance, will be eliminated and future Full Value Awards will count as one share against the Shares available for issue.

•

If stockholders approve the amendment, the number of Shares authorized for issuance under the Plan will increase by 3.0 million Shares to 6.43 million Shares. The additional 3.0 million Shares represent approximately 5% of common shares outstanding as of the record date.

•

Shares that are not issued pursuant to an Award, including due to forfeiture, termination, expiration, cash or net share settlement, satisfaction of withholding taxes, and Shares surrendered for the payment of the exercise price or withholding taxes under Awards will be made available for grant under the Plan.

•	Options and SARs will have an exercise price not less than 100% of the fair market value of the Company’s common stock on the date of grant and an exercise term not to exceed ten years.

•

Restricted stock, restricted stock unit and other stock-based awards shall have vesting periods not less than three years from the date of grant (with pro rata vesting over such time permitted), except for awards of shares in the aggregate of up to 5% of shares available for grant under the Plan and subject to accelerated vesting in the event of death, disability, retirement, termination and change of control.

•	Awards tied to performance goals are subject to a one-year minimum performance measurement period, except in the event of a change of control.

•

The Compensation Committee cannot reduce the exercise price of outstanding options and SARs, replace an outstanding option or SAR with a new option or SAR with a lower exercise price, nor cancel an option or SAR in exchange for cash or another type of Award (other than in connection with a substitute award as defined in the Plan or a change in control of the Company).

Description of the Plan. The following paragraphs provide a summary of the Plan, as amended. The following summary is qualified in its entirety by reference to the Plan, as amended, a copy of which is attached as Appendix I. Unless otherwise specified, capitalized terms used in this summary have the meanings assigned to them in the Plan.

Awards. The Plan permits the grant of options, stock appreciation rights (“SARs”), restricted stock, restricted stock units, performance awards, dividend and dividend equivalent payments with respect to Shares covered by Awards and other stock-based awards (each, an “Award”), to certain Eligible Persons (as defined below).

Eligibility. Certain employees that the Compensation Committee designates, non-employee directors, and consultants and independent contractors of the Company (“Eligible Persons”) are eligible to receive grants of Awards under the Plan. As of the date of this Proxy Statement, the number of employees eligible to participate in the Plan was approximately 2,300, and the number of non-employee directors eligible to participate in the Plan was nine. The number of consultants and independent contractors eligible to participate in the Plan is not determinable. The Company has not granted awards under the Plan to consultants or independent contractors.

Administration. Except with respect to Awards granted to non-employee directors, the Plan is administered by the Compensation Committee, unless the Board appoints another committee or person(s) for that purpose. With respect to Awards granted to non-employee directors, the Board serves as the “Committee,” unless the Board appoints another committee or person(s) for that purpose. The Committee has authority and discretion to determine the Eligible Persons to whom Awards are granted (“participants”) and, subject to the provisions of the Plan, the terms of all Awards under the Plan. Subject to the provisions of the Plan, the Committee has authority to interpret the Plan and agreements under the Plan and to make all other determinations relating to the administration of the Plan.

Stock Subject to the Plan. If the amendment to the Plan is approved by stockholders, the maximum number of Shares that may be issued under the Plan will increase by 3.0 million Shares. The number of Shares delivered to the Company as payment for the exercise price of, or in satisfaction of withholding taxes arising from, options or other Awards granted under the Plan will be made available for grant under the Plan. If any shares of restricted stock are forfeited, or if any Award terminates, expires or is settled without all or a portion of the Shares covered by the Award being issued (including Shares not issued to satisfy withholding taxes), such Shares will again be available for the grant of additional Awards. Substitute awards do not count against the number of Shares that may be issued under the Plan. The maximum number of Shares with respect to which an employee may be granted Awards under the Plan during any calendar year is 1.0 million Shares. The ending sales price of the Company’s common stock as of February 29, 2008 was $13.76 per share.

Options. The Plan authorizes the grant of nonqualified stock options and incentive stock options. Incentive stock options are stock options that satisfy the requirements of Section 422 of the Code. Nonqualified stock options are stock options that do not satisfy the requirements of Section 422 of the Code. The exercise of an option permits the participant to purchase Shares from the Company at a specified exercise price per Share. The maximum number of Shares issuable upon the exercise of incentive stock options is 3.0 million. Options granted under the Plan are exercisable upon the terms and conditions as the Compensation Committee shall determine, subject to the terms of the Plan. The per Share exercise price of all options granted under the Plan may not be less than the fair market value of a Share on the date of grant. The Plan provides that the term during which options may be exercised is determined by the Compensation Committee, except that no option may be exercised more than ten years after its date of grant.

SARs (stock appreciation rights). The Plan authorizes the Compensation Committee to grant SARs that are either related or unrelated to an option granted under the Plan. A SAR entitles the participant upon exercise to receive without payment to the Company cash, Shares, or a combination of cash and Shares, having a value equal to the appreciation in the fair market value of the Shares covered by the SAR from the date of grant of the SAR (or, if the SAR relates to an option, the date of grant of the related option). The period during which a SAR may be exercised is determined by the Compensation Committee, except that a SAR may not be exercised more than ten years after its date of grant or the expiration of the option to which it relates.

Restricted Stock Awards. The Plan authorizes the Compensation Committee to grant restricted stock awards. Shares covered by a restricted stock award are restricted against transfer and subject to forfeiture and any other terms and conditions as the Compensation Committee determines, subject to the terms of the Plan. These terms and conditions may provide, in the discretion of the Compensation Committee, for the vesting of awards of restricted stock to be contingent upon the achievement of one or more performance goals, as described below.

Restricted Stock Units. Restricted stock unit awards granted under the Plan are contingent awards of common stock (or the cash equivalent thereof). Unlike in the case of awards of restricted stock, Shares are not issued immediately upon the award of restricted stock units, but instead Shares are issued upon the satisfaction of the terms and conditions as the Compensation Committee may specify, subject to the terms of the Plan, including the achievement of performance goals.

Performance Awards. The Plan authorizes the grant of performance awards. Performance awards provide for payments of cash, or the issuance of Shares, options or SARs, or a combination thereof, contingent upon the attainment of one or more performance goals (described below) that the Compensation Committee establishes. The minimum period with respect to which performance goals are measured is one year, except in the event of a change of control. For purposes of the limit on the number of Shares with respect to which an employee may be granted Awards during any calendar year, a performance award is deemed to cover the number of Shares equal to the maximum number of Shares that may be issued upon payment of the Award. The maximum cash amount that may be paid to any employee pursuant to all performance awards granted to the employee during a calendar year may not exceed $5 million.

Dividends and Dividend Equivalents. The terms of an Award may, at the Compensation Committee’s discretion, provide a participant with the right to receive dividend payments or dividend equivalent payments with respect to Shares that the Award covers. These payments may either be made currently or credited to any account established for the participant, and may be settled in cash or Shares, as determined by the Compensation Committee.

Other Stock-Based Awards. The Plan authorizes the grant of stock-based awards other than those described herein. These Awards are referred to in the Plan as “other stock-based awards” and have the terms and conditions as the Compensation Committee may determine, subject to the terms of the Plan. The terms and conditions may provide for the payment or vesting of the other stock-based award to be conditioned upon the achievement of one or more performance goals.

Minimum Vesting. Full Value Awards subject only to continued service with the Company or an Affiliate must have a vesting period of not less than three years from the date of grant (but permitting pro rata vesting over such time), subject to accelerated vesting to the extent provided in an Agreement in the event of death, disability or retirement of the Participant, termination of the Participant’s service with the Company and its Affiliates or a change of control of the Company. The three-year minimum vesting requirement is not applicable to grants of Full Value Awards in the aggregate of up to 5% of the number of shares available for Awards under the Plan.

Performance Goals. As described above, the terms and conditions of an Award may provide for the grant, vesting or payment of Awards to be contingent upon the achievement of one or more specified performance goals that the Compensation Committee establishes. For this purpose, “performance goals” means performance goals that the Compensation Committee establishes that may be based on;

•	accounts receivable targets,

•	achievement of balance sheet or income statement objectives,

•	cash flow (including operating cash flow and free cash flow),

•	comparison to stock market indices,

•	comparisons to the performance of other companies,

•	customer satisfaction metrics and achievement of customer satisfaction goals,

•	dividend payments,

•	earnings (including before or after taxes, interest, depreciation, and amortization),

•	earnings growth,

•	earnings per share,

•	economic value added,

•	expenses,

•	implementation or completion of one or more projects or transactions,

•	improvement of financial ratings,

•	internal rate of return,

•	market share,

•	net asset value,

•	net income,

•	net operating gross margin,

•	net operating profit after taxes (“NOPAT”),

•	net sales growth,

•	NOPAT growth,

•	operating income,

•	operating margin,

•	pro forma income,

•	regulatory compliance,

•	return measures (including return on assets, designated assets, capital, committed capital, equity, net capital employed, sales or stockholder equity, and return versus the Company’s cost of capital),

•	revenues,

•	sales,

•	satisfactory internal or external audits,

•	stock price (including growth measures and total stockholder return),

•	working capital, or

•	any other objective goals that the Compensation Committee establishes.

The performance goals may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. These performance goals may be particular to an Eligible Person or the department, branch, affiliate, or division in which the Eligible Person works, or may be based on the performance of the Company, one or more affiliates, or the Company and one or more affiliates, and covers the period the Compensation Committee may specify.

Equity Incentive Plan Benefits

The Compensation Committee has the sole discretion, subject to the terms of the Plan, to determine who will be granted Awards, as well as the size and types of such Awards under the Plan. For this reason, the Company cannot determine the number of options, SARs, restricted stock awards, restricted stock units, performance awards or dividend and dividend equivalents, or other stock based awards and performance that might be received by participants under the Plan.

Stock options and other Awards granted pursuant to the Plan will not be affected by the amendment or reapproval of the Plan and will remain outstanding until they are exercised, expire or otherwise terminate. None of our named executive officers have received any stock options under the Plan other than Mr. Yamasaki, who received 10,000 options all of which are outstanding. In addition, none of our other executive officers or current directors have received any stock options under the Plan. A total of 12,500 options, all of which are outstanding, have been granted under the Plan to employees that are not executive officers.

Capital Adjustments. Upon a change in the outstanding common stock of the Company by reason of a stock dividend, stock split, or reverse stock split (“capital stock change”), unless otherwise determined by the Compensation Committee on or prior to the date of the capital stock change, each of the following shall, automatically and without need for Compensation Committee action, be proportionately adjusted:

•	the number of Shares subject to outstanding Awards,

•	the per Share exercise price of options and the per Share base price upon which payments under SARs that are not related to options are determined,

•	the aggregate number Shares as to which Awards thereafter may be granted under the Plan, and

•	the maximum number of Shares with respect to which an employee may be granted Awards during any calendar year.

If the outstanding common stock of the Company changes as a result of a capital stock change, recapitalization, reclassification, extraordinary cash dividend, combination or exchange of shares, merger, consolidation or liquidation, the Compensation Committee shall, as it deems equitable in its discretion, substitute or adjust:

•	the number and class of securities subject to outstanding Awards,

•	the type of consideration to be received upon exercise or vesting of an Award,

•	the exercise price of options and base price upon which payments under SARs that are not related to options are determined,

•	the aggregate number and class of securities for which Awards may be granted under the Plan, or

•	the maximum number of securities with respect to which an employee may be granted Awards during any calendar year.

In the event of a merger or consolidation to which the Company is a party, the Compensation Committee may take any action it deems necessary to prevent the enlargement or diminishment of Participants’ rights under the Plan and outstanding Awards and may cause any Award granted under the Plan to be cancelled in consideration of a cash payment equal to the fair value of the cancelled Award, as determined by the Committee in its discretion.

Exercise of Options or SARs. An option or SAR may be exercised by a Participant delivering to the Company a notice of exercise and, in the case of options, full payment for the Shares with respect to which the option is exercised. To the extent authorized by the Compensation Committee or provided for in the award agreement, payment may be made (a) by delivery of unencumbered Shares valued at fair market value on the date of exercise, (b) pursuant to the broker-assisted cashless exercise or (c) by the Company withholding Shares that would otherwise be issued in connection with the exercise of the option (“net exercise”).

Under the net exercise provisions, a participant may surrender to the Company an option (or a portion of the option) that has become exercisable and receive a whole number of Shares valued as the difference of (a) the fair market value of the Shares subject to the option that is being surrendered over (b) the exercise price, plus any amount for fractional Shares.

No Loans. The Plan expressly prohibits Company loans to the Company’s executive officers and directors, including without limitation a loan in conjunction with the exercise of an option or SAR.

Transferability. Awards granted under the Plan may not be transferred, assigned, alienated or encumbered, except as otherwise provided in the agreement relating to an Award to (a) a Participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (b) to a trust for the benefit of one or more of the Participant or the persons referred to in clause (a), (c) to a partnership, limited liability company or corporation in which the Participant or the persons referred to in clause (a) are the only partners, members or shareholders or (d) for charitable donations.

Termination and Amendment. The Board may amend or terminate the Plan at any time. However, after the Plan has been approved by the stockholders of the Company, the Board may not amend or terminate the Plan without the approval of (a) the Company’s stockholders (i) if the amendment relates to the re-pricing of options and SARs or (ii) if stockholder approval of the amendment is required by applicable law, rules or regulations, and (b) each affected participant if the amendment or termination would adversely affect the participant’s rights or obligations under any Awards granted prior to the date of the amendment or termination.

Modification of Awards; No Re-pricing. The Committee may modify the terms of outstanding Awards. However, except to reflect capital stock changes, neither options nor SARs may be (a) modified to reduce their exercise prices, (b) cancelled or surrendered in consideration for the grant of new options or SARs with a lower exercise price or (c) cancelled or surrendered in exchange for cash or another Award (other than in connection with a substitute award or a change of control).

Substitution of Awards. Awards may, in the Committee’s discretion, be granted in substitution for stock options and other awards covering capital stock of another corporation which is merged into, consolidated with, or all or a substantial portion of the property or stock of which is acquired by, the Company or one of its Affiliates. Substitute Awards do not count against (a) the Shares subject to issuance under the Plan or (b) the limit of 1.0 million Shares that may be granted to an Employee in a calendar year, except to the extent the Committee determines that counting Substitute Awards against the 1.0 million Shares is required for Awards to be eligible to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code

Withholding. The Company is generally required to withhold tax on the amount of income recognized by a participant with respect to an Award. Withholding requirements may be satisfied, as provided in the agreement evidencing the Award, by (a) tender of a cash payment to the Company, (b) withholding of Shares otherwise issuable pursuant to an Award, or (c) delivery to the Company by the participant of unencumbered Shares.

Term of the Plan. Unless sooner terminated by the Board, the Plan will terminate on February 27, 2014. Once the Plan is terminated, no further Awards may be granted or awarded under the Plan. Termination of the Plan will not affect the validity of any Awards outstanding on the date of termination.

Summary of Certain Federal Income Tax Consequences

The following discussion briefly summarizes certain United States federal income tax aspects of Awards granted pursuant to the Plan. State, local and foreign tax consequences may differ.

Incentive Stock Options. A participant who is granted an incentive stock option will not recognize income on the grant or exercise of the option. However, the difference between the exercise price and the fair market value of the Shares on the date of exercise is an adjustment item for purposes of the alternative minimum tax. If a participant does not exercise an incentive stock option within certain specified periods after termination of employment, the participant will recognize ordinary income on the exercise of the incentive stock option in the same manner as on the exercise of a nonqualified stock option, as described below.

The general rule is that gain or loss from the sale or exchange of Shares acquired on the exercise of an incentive stock option will be treated as capital gain or loss. If certain holding period requirements are not satisfied, however, the participant generally will recognize ordinary income at the time of the disposition. Gain recognized on the disposition in excess of the ordinary income resulting therefrom will be capital gain, and any loss recognized will be a capital loss.

Nonqualified Stock Options, SARs, Restricted Stock Units and Performance Awards. A participant generally is not required to recognize income on the grant of a nonqualified stock option, SAR, restricted stock unit or performance award. Instead, ordinary income generally is required to be recognized on the date the nonqualified stock option or SAR is exercised, or in the case of a restricted stock unit or performance award, on the date of payment of the Award in cash and/or Shares. In general, the amount of ordinary income required to be recognized is: (a) in the case of a nonqualified stock option, an amount equal to the excess, if any, of the fair market value of the Shares on the date of exercise over the exercise price; (b) in the case of a SAR, restricted stock unit or performance award, the amount of cash and the fair market value of any Shares received.

Restricted Stock. Shares of restricted stock awarded under the Plan will be subject to a substantial risk of forfeiture for the period of time specified in the Award. Unless a participant who is granted Shares of restricted stock makes an election under Section 83(b) of the Code as described below, the participant is not required to recognize ordinary income on the award of restricted stock. Instead, on the date the substantial risk of forfeiture lapses, the participant will be required to recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares of restricted stock on that date over the amount, if any, paid for these shares. If a participant makes a Section 83(b) election, he will recognize ordinary income on the date the shares of restricted stock are awarded equal to the fair market value of the shares on the date of award minus the amount, if any, paid for the shares. In that case, the participant will not be required to recognize additional ordinary income when the substantial risk of forfeiture lapses.

Other Stock-Based Awards. The tax consequences of a grant of another stock-based award will depend on the nature of the Award. A participant who purchases Shares pursuant to an Award must include in ordinary income the difference, if any, between the amount paid for the Shares and the fair market value of the Shares on the date of purchase. If Shares are issued outright pursuant to an Award, the participant must recognize ordinary income equal to the fair market value of the Shares on the date of issuance.

Gain or Loss on Sale or Exchange of Shares. In general, gain or loss from the sale or exchange of Shares granted or awarded under the Plan will be treated as capital gain or loss, provided that the Shares are held as capital assets at the time of the sale or exchange. However, if certain holding period requirements are not satisfied at the time of a sale or exchange of Shares of acquired upon exercise of an incentive stock option (a “disqualifying disposition”), a participant generally will be required to recognize ordinary income upon the disposition.

Deductibility by Company. The Company generally is not allowed a deduction in connection with the grant or exercise of an incentive stock option. However, if a participant is required to recognize ordinary income as a result of a disqualifying disposition, the Company will be entitled to a deduction equal to the amount of ordinary income so recognized. In the case of any other Award, the Company generally will be allowed a deduction in an amount equal to the amount of ordinary income recognized by the participant.

Performance-Based Compensation. Subject to certain exceptions, Section 162(m) of the Code disallows federal income tax deductions for compensation paid by a publicly held corporation to certain covered employees to the extent the amount paid to an executive exceeds $1 million for the taxable year. The Plan has been designed to allow the grant of Awards that qualify under an exception to the deduction limit of Section 162(m) for “qualified performance-based compensation.”

Compliance with Section 409A of the Code. The Plan and each Award under the Plan is intended to meet the requirements of Section 409A of the Code and will be construed and interpreted in accordance with such intent. Section 409A generally provides that if a deferred compensation plan or arrangement does not comply with the requirements of Sections 409A relating to distributions of benefits, prohibitions on acceleration of payment, and timing of deferral elections, then the compensation payable under such plan or arrangement will be included in gross income in the first taxable year of the recipient in which the compensation is not subject to a substantial risk of forfeiture. Failure to comply with Section 409A may also result in an additional 20% tax to the recipient of the Award and interest on underpayment of tax at a higher than normal rate. To the extent that an Award is subject to Section 409A of the Code, the Award will meet the requirements of Section 409A of the Code, so that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A of the Code.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF AN AMENDMENT TO THE COMPANY’S 2004 LONG-TERM INCENTIVE AND EQUITY AWARD PLAN AND RE-APPROVAL OF SUCH PLAN PURSUANT TO SECTION 162(m) OF THE CODE

III. PROPOSAL TO RATIFY APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit/Ethics Committee has appointed KPMG as the Company’s independent registered public accounting firm for 2008. Generally, the Board submits the Audit/Ethics Committee’s appointment of the Company’s independent registered public accounting firm annually for ratification by the stockholders. Although stockholder ratification is not required, if the stockholders do not ratify the appointment, the Audit/Ethics Committee will reconsider the matter. A representative of KPMG will be present at the Annual Meeting to respond to appropriate questions, and he or she will have an opportunity to make a statement if he or she desires to do so.

THE BOARD RECOMMENDS A VOTE “FOR” THE

RATIFICATION OF THE COMPANY’S APPOINTMENT OF

KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM FOR 2008.

IV. OTHER MATTERS

The Board does not intend to bring any other business before the Annual Meeting and it is not aware that anyone else intends to do so. If any other business comes before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote as proxies in accordance with their best judgment.

Appendix I

YRC WORLDWIDE INC.

2004 LONG-TERM INCENTIVE AND EQUITY AWARD PLAN

(As amended with effect from May 15, 2008)

1. Definitions. In this Plan, except where the context otherwise indicates, the following definitions shall apply:

1.1 “Affiliate” means a corporation, partnership, business trust, limited liability company, or other form of business organization at least a majority of the total combined voting power of all classes of stock or other equity interests of which is owned by the Company, either directly or indirectly.

1.2 “Agreement” means a written agreement or other document evidencing an Award that shall be in such form as the Committee may specify. The Committee in its discretion may, but need not, require a Participant to sign an Agreement.

1.3 “Automatic Adjustment Event” means a change in the outstanding Common Stock by reason of a stock dividend, stock split, or reverse stock split.

1.4 “Award” means a grant of:

(a) an Option;

(b) a SAR;

(c) Restricted Stock;

(d) a Restricted Stock Unit;

(e) a Performance Award; or

(f) an Other Stock-Based Award.

1.5 “Board” means the Board of Directors of the Company.

1.6 “Code” means the Internal Revenue Code of 1986, as amended.

1.7 “Committee” means the committee(s), subcommittee(s), or person(s) the Board appoints to administer this Plan or to make or administer specific Awards hereunder. If no appointment is in effect at any time, “Committee” means the Compensation Committee of the Board. Notwithstanding the foregoing, “Committee” means the Board for purposes of granting Awards to Non-Employee Directors and administering this Plan with respect to those Awards, unless the Board determines otherwise.

1.8 “Common Stock” means the Company’s common stock, par value $1.00 per share.

1.9 “Company” means YRC Worldwide Inc. and any successor thereto.

1.10 “Date of Exercise” means the date on which the Company receives notice of the exercise of an Option or SAR in accordance with the terms of Section 8.

1.11 “Date of Grant” means the date on which an Award is granted under this Plan.

1.12 “Eligible Person” means any person who is:

(a) an Employee;

(b) hired to be an Employee;

(c) a Non-Employee Director; or

(d) a consultant or independent contractor to the Company or an Affiliate.

1.13 “Employee” means any person that the Committee determines to be an employee of the Company or an Affiliate.

1.14 “Exercise Price” means the price per Share at which an Option may be exercised.

1.15 “Fair Market Value” means an amount equal to the then fair market value of a Share as determined by the Committee pursuant to a reasonable method adopted in good faith for such purpose. Unless the Committee determines otherwise, if the Common Stock is traded on a securities exchange or automated dealer quotation system, fair market value shall be the last sale price for a Share, as of the relevant date, on such securities exchange or automated dealer quotation system as reported by such source as the Committee may select.

1.16 “Incentive Stock Option” means an Option granted under this Plan that the Committee designates as an incentive stock option under Section 422 of the Code.

1.17 “Non-Employee Director” means any member of the Company’s or an Affiliate’s Board of Directors who is not an Employee.

1.18 “Nonqualified Stock Option” means an Option granted under this Plan that is not an Incentive Stock Option.

1.19 “Option” means an option to purchase Shares granted under this Plan in accordance with the terms of Section 6.

1.20 “Option Period” means the period during which an Option may be exercised.

1.21 “Other Stock-Based Award” means an Other Stock Based Award as defined in Section 13.

1.22 “Participant” means an Eligible Person who has been granted an Award hereunder.

1.23 “Performance Award” means a performance award granted under this Plan in accordance with the terms of Section 11.

1.24 “Performance Goals” means performance goals that the Committee establishes, which may be based on:

(a) accounts receivable targets;

(b) satisfactory internal or external audits;

(c) achievement of balance sheet or income statement objectives;

(d) cash flow (including operating cash flow and free cash flow);

(e) customer satisfaction metrics and achievement of customer satisfaction goals;

(f) dividend payments;

(g) earnings (including before or after taxes, interest, depreciation, and amortization);

(h) earnings growth;

(i) earnings per share;

(j) economic value added;

(k) expenses;

(l) improvement of financial ratings;

(m) internal rate of return;

(n) market share;

(o) net asset value;

(p) net income;

(q) net operating gross margin;

(r) net operating profit after taxes (“NOPAT”);

(s) net sales growth;

(t) NOPAT growth;

(u) operating income;

(v) operating margin;

(w) comparisons to the performance of other companies;

(x) pro forma income;

(y) regulatory compliance;

(z) return measures (including return on assets, designated assets, capital, committed capital, net capital employed, equity, sales, or stockholder equity, and return versus the Company’s cost of capital);

(aa) revenues;

(bb) sales;

(cc) stock price (including growth measures and total stockholder return);

(dd) comparison to stock market indices;

(ee) implementation or completion of one or more projects or transactions;

(ff) working capital; or

(gg) any other objective goals that the Committee establishes.

Performance Goals may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Performance Goals may be particular to an Eligible Person or the department, branch, Affiliate, or division in which the Eligible Person works, or may be based on the performance of the Company, one or more Affiliates, or the Company and one or more Affiliates, and may cover such period as the Committee may specify.

1.25 “Plan” means this Yellow Roadway Corporation 2004 Long-Term Incentive and Equity Award Plan, as amended from time to time.

1.26 “Related Option” means an Option in connection with which, or by amendment to which, a SAR is granted.

1.27 “Related SAR” means a SAR granted in connection with, or by amendment to, an Option.

1.28 “Restricted Stock” means Shares granted under this Plan pursuant to the provisions of Section 9.

1.29 “Restricted Stock Units” means an award providing for the contingent grant of Shares (or the cash equivalent thereof) pursuant to the provisions of Section 10.

1.30 “SAR” means a stock appreciation right granted under this Plan in accordance with the terms of Section 7.

1.31 “Section 422 Employee” means an Employee who is employed by the Company or a “parent corporation” or “subsidiary corporation” (both as defined in Sections 424(e) and (f) of the Code) with respect to the Company.

1.32 “Share” means a share of Common Stock.

1.33 “Substitute Award” means an Award granted under this Plan pursuant to the provisions of Section 17.2.

1.34 “Ten-Percent Stockholder” means a Section 422 Employee who (applying the rules of Section 424(d) of the Code) owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or a “parent corporation” or “subsidiary corporation” (both as defined in Sections 424(e) and (f) of the Code) with respect to the Company.

1.35 Construction. Unless the context expressly requires the contrary, references in this Plan to (a) the term “Section” refers to the sections of this Plan, and (b) the word “including” means “including (without limitation).”

2. Purpose. This Plan is intended to assist the Company and its Affiliates in attracting and retaining Eligible Persons of outstanding ability and to promote the identification of their interests with those of the stockholders of the Company and its Affiliates.

3. Administration. The Committee shall administer this Plan and shall have plenary authority, in its discretion, to grant Awards to Eligible Persons, subject to the provisions of this Plan. The Committee shall have plenary authority and discretion, subject to the provisions of this Plan, to determine the Eligible Persons to whom it grants Awards, the terms (which terms need not be identical) of all Awards, including the Exercise Price of Options, the time or times at which Awards are granted, the number of Shares covered by Awards, whether an Option shall be an Incentive Stock Option or a Nonqualified Stock Option, any exceptions to nontransferability, and any Performance Goals applicable to Awards. In making these determinations, the Committee may take into account the nature of the services rendered or to be rendered by Award recipients, their present and potential contributions to the success of the Company and its Affiliates, and such other factors as the Committee in its discretion shall deem relevant. Subject to the provisions of this Plan, the Committee shall have plenary authority to interpret this Plan and Agreements, prescribe, amend and rescind rules and regulations relating to them, and make all other determinations deemed necessary or advisable for the administration of this Plan and Awards granted hereunder. The determinations of the Committee on the matters referred to in this Section 3 shall be binding and final. The Committee may delegate its authority under this Section 3 and the terms of this Plan to such extent it deems desirable and is consistent with the requirements of applicable law.

4. Eligibility. Awards may be granted only to Eligible Persons.

5. Stock Subject to Plan.

5.1 Number of Shares. Subject to adjustment as provided in Section 14, the maximum number of Shares that may be issued under this Plan is 6.43 million Shares, provided that Substitute Awards shall not be counted against the maximum number of Shares. Notwithstanding the foregoing, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options is 3.0 million Shares, subject to adjustment as provided in Section 14 but excluding adjustments provided in Section 5.3. Shares issued under this Plan may, in whole or in part, be authorized but unissued Shares or Shares that shall have been, or may be, reacquired by the Company in the open market, in private transactions or otherwise.

5.2 Maximum Grant. Subject to adjustment as provided in Section 14, the maximum number of Shares with respect to which an Employee may be granted Awards under this Plan during any calendar year is 1.0 million

Shares. The maximum number of Shares with respect to which an Employee has been granted Awards shall be determined in accordance with Section 162(m) of the Code.

5.3 Adjustments to Number of Shares. If any Shares subject to an Award are forfeited, if an Award otherwise terminates or expires without all of the Shares covered by the Award being issued or if an Award is settled for cash (in whole or in part) or otherwise does not result in the issuance of all of the Shares subject to the Award (including Shares not issued to satisfy withholding taxes or to satisfy the exercise price of an Award), the Shares shall, to the extent of such forfeiture, termination, expiration, cash settlement or non-issuance, again be available for the grant of Awards under this Plan. In the event that any Option or other Award is exercised through the tendering of Shares (either actually or by attestation), or withholding tax liabilities arising from such Option or other Award are satisfied by the tendering of Shares (either actually or by attestation), then the Shares so tendered shall be available for the grant of Awards under this Plan.

6. Options.

6.1 Types of Option Grants. Options granted under this Plan shall be either Incentive Stock Options or Nonqualified Stock Options, as the Committee designates; provided, that Incentive Stock Options may only be granted to Eligible Persons who are Section 422 Employees on the Date of Grant. Each Option granted under this Plan shall be identified either as a Nonqualified Stock Option or an Incentive Stock Option, and each Option shall be evidenced by an Agreement that specifies the terms and conditions of the Option. Options shall be subject to the terms and conditions set forth in this Section 6 and such other terms and conditions not inconsistent with this Plan as the Committee may specify. The Committee may, in its discretion, condition the grant or vesting of an Option upon the achievement of one or more specified Performance Goals.

6.2 Exercise Price. The Exercise Price of an Option granted under this Plan shall not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant. Notwithstanding the foregoing, in the case of an Incentive Stock Option granted to an Employee who, on the Date of Grant is a Ten-Percent Shareholder, the Exercise Price shall not be less than 110% of the Fair Market Value of a Share on the Date of Grant.

6.3 Option Exercise Period. The Committee shall determine the Option Period for an Option, which shall be specifically set forth in the Agreement; provided, that an Option shall not be exercisable after ten years (five years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder) from its Date of Grant.

6.4 Surrender of Option. The Participant shall have the right to surrender to the Company an Option (or a portion thereof) that has become exercisable and to receive upon the surrender, without any payment to the Company (other than required tax withholding amounts paid in accordance with Section 20) that number of Shares (equal to the highest whole number of Shares) having an aggregate Fair Market Value as of the date of surrender equal to that number of Shares subject to the Option (or portion thereof) being surrendered multiplied by an amount equal to the excess of (a) the Fair Market Value on the date of surrender, over (b) the Exercise Price, plus an amount of cash equal to the fair market value of any fractional Share to which the Participant would be entitled but for the parenthetical above relating to whole number of Shares.

7. SARs.

7.1 Terms and Conditions of SAR. A SAR granted under this Plan shall be evidenced by an Agreement specifying the terms and conditions of the Award.

7.2 Grant of SAR. A SAR may be granted under this Plan:

(a) in connection with, and at the same time as, the grant of an Option under this Plan;

(b) by amendment of an outstanding Option granted under this Plan; or

(c) independently of any Option granted under this Plan.

A SAR described in clause (a) or (b) of the preceding sentence is a Related SAR. A Related SAR may, in the Committee’s discretion, apply to all or any portion of the Shares subject to the Related Option.

7.3 Exercise of SAR. A SAR may be exercised in whole or in part as provided in the applicable Agreement. Subject to the terms of the Agreement, a SAR entitles a Participant to receive, upon exercise and without payment to the Company (but subject to required tax withholding), either cash or that number of Shares (equal to the highest whole number of Shares), or a combination thereof, in an amount or having an aggregate Fair Market Value as of the Date of Exercise not to exceed the number of Shares subject to the portion of the SAR exercised multiplied by an amount equal to the excess of:

(a) the Fair Market Value on the Date of Exercise of the SAR; over

(b) either (i) the Fair Market Value on the Date of Grant (or such amount in excess of the Fair Market Value as the Committee may specify) of the SAR if it is not a Related SAR, or (ii) the Exercise Price as provided in the Related Option if the SAR is a Related SAR.

7.4 SAR Exercise Period. The Committee shall determine the period during which a SAR may be exercised, which period shall be specifically set forth in the Agreement; provided, that:

(a) a SAR will expire no later than the earlier of (i) ten years from the Date of Grant, or (ii) in the case of a Related SAR, the expiration of the Related Option; and

(b) a Related SAR that is related to an Incentive Stock Option may be exercised only when and to the extent the Related Option is exercisable.

7.5 Share Adjustment with Related SAR or Related Option. The exercise, in whole or in part, of a Related SAR shall cause a reduction in the number of Shares subject to the Related Option equal to the number of Shares with respect to which the Related SAR is exercised. The exercise, in whole or in part, of a Related Option shall cause a reduction in the number of Shares subject to the Related SAR equal to the number of Shares with respect to which the Related Option is exercised.

8. Exercise of Options and SARs. An Option or SAR may be exercised, in whole or in part and subject to the terms of the applicable Agreement evidencing the Award, by the Participant’s delivering to the Company a notice of the exercise, in such form as the Committee may prescribe, accompanied, in the case of an Option, by:

(a) the Participant’s full payment for the Shares with respect to which the Option is exercised; or

(b) to the extent provided in the applicable Agreement or otherwise authorized by the Committee;

(i) payment may be effected by irrevocable instructions to a broker to deliver promptly to the Company cash equal to the exercise price of the Option (a broker-assisted cashless exercise);

(ii) payment may be made by delivery (including constructive delivery) of unencumbered Shares (provided that if the Shares were acquired pursuant to another option or other award granted under this Plan or under any other compensation plan maintained by the Company or any Affiliate, the Shares shall have been held for such period, if any, as the Committee may specify) valued at Fair Market Value on the Date of Exercise; or

(iii) payment may be made by the Company withholding Shares that would otherwise be issued in connection with the exercise of the Option.

9. Restricted Stock Awards.

9.1 Terms and Conditions of Restricted Stock Awards. Each grant of Restricted Stock under this Plan shall be subject to an Agreement, stock certificate transfer legend, or stop transfer instructions to the Company’s stock transfer agent, specifying the terms and conditions of the Award. Restricted Stock granted under this Plan shall consist of Shares that are restricted as to transfer, subject to forfeiture, and subject to such other terms and conditions as the Committee may specify. The terms and conditions may provide, in the discretion of the Committee, for the lapse of transfer restrictions or forfeiture provisions to be accelerated or contingent upon the achievement of one or more specified Performance Goals, provided that the minimum period with respect to which such Performance Goals are measured shall be one year, except in the event of a change of control.

9.2 Minimum Vesting Period. Restricted Stock Awards subject only to continued service with the Company or an Affiliate shall have a vesting period of not less than three years from the date of grant (but permitting pro rata vesting over such time), subject to accelerated vesting to the extent provided in an Agreement in the event of death, disability or retirement of the Participant, termination of the Participant’s service with the Company and its Affiliates or a change of control of the Company; provided that the three-year minimum vesting requirement shall not be applicable to grants of Restricted Stock Awards that in the aggregate do not exceed 5% of the number of shares available for Awards under Section 5.1.

10. Restricted Stock Unit Awards.

10.1 Terms and Conditions of Restricted Stock Unit Awards. Each grant of Restricted Stock Units under this Plan shall be evidenced by an Agreement that (a) provides for the issuance of Shares to a Participant at such time(s) as the Committee may specify, and (b) contains such other terms and conditions as the Committee may specify, including terms that condition the issuance of Shares upon the achievement of one or more specified Performance Goals, provided that the minimum performance period with respect to which such Performance Goals are measured shall be one year, except in the event of a change of control.

10.2 Minimum Vesting Period. Restricted Stock Unit Awards subject only to continued service with the Company or an Affiliate shall have a vesting period of not less than three years from the date of grant (but permitting pro rata vesting over such time), subject to accelerated vesting to the extent provided in an Agreement in the event of death, disability or retirement of the Participant, termination of the Participant’s service with the Company and its Affiliates or a change of control of the Company; provided that the three-year minimum vesting requirement shall not be applicable to grants of Restricted Stock Unit Awards that in the aggregate do not exceed 5% of the number of shares available for Awards under Section 5.1.

11. Performance Awards. Each Performance Award granted under this Plan shall be evidenced by an Agreement that (a) provides for the payment of cash or issuance of Shares, Options, or SARs contingent upon the attainment of one or more specified Performance Goals over such period as the Committee may specify, provided that the minimum performance period with respect to which such Performance Goals are measured shall be one year, except in the event of a change of control, and (b) contains such other terms and conditions as the Committee may specify. For purposes of Section 5.2, a Performance Award shall be deemed to cover a number of Shares equal to the maximum number of Shares that may be issued upon payment of the Award. The maximum cash amount payable to any Employee pursuant to all Performance Awards granted to an Employee during a calendar year shall not exceed $5 million.

12. Dividends and Dividend Equivalents. The terms of an Award may, subject to such terms and conditions as the Committee may specify, provide a Participant with the right to receive dividend payments or dividend equivalent payments with respect to Shares covered by the Award, which payments may be either made currently or credited to an account established for the Participant, and may be settled in cash or Shares, as determined by the Committee.

13. Other Stock-Based Awards.

13.1 Terms and Conditions of Other Stock-Based Awards. The Committee may in its discretion grant stock-based awards of a type other than those otherwise provided for in this Plan, including the offer for sale of unrestricted Shares (“Other Stock-Based Awards”). Other Stock-Based Awards shall cover such number of Shares and have such terms and conditions as the Committee shall determine, including terms that condition the payment or vesting the Other Stock-Based Award upon the achievement of one or more Performance Goals, provided that the minimum period with respect to which such Performance Goals are measured shall be one year, except in the event of a change of control.

13.2 Minimum Vesting Period. Other Stock-Based Awards subject only to continued service with the Company or an Affiliate shall have a vesting period of not less than three years from the date of grant (but permitting pro rata vesting over such time), subject to accelerated vesting to the extent provided in an Agreement in the event of death, disability or retirement of the Participant, termination of the Participant’s service with the Company and its Affiliates or a change of control of the Company, provided that the three-year minimum vesting requirement shall not be applicable to grants of Other Stock-Based Awards that in the aggregate do not exceed 5% of the number of shares available for Awards under Section 5.1.

14. Capital Events and Adjustments.

14.1 Automatic Adjustments. Unless otherwise determined by the Committee on or prior to the date of an Automatic Adjustment Event, upon the occurrence of an Automatic Adjustment Event, each of the following shall, automatically and without need for Committee action, be proportionately adjusted:

(a) the number of Shares subject to outstanding Awards;

(b) the per Share Exercise Price of Options and the per Share base price upon which payments under SARs that are not Related SARs are determined;

(c) the aggregate number Shares as to which Awards thereafter may be granted under this Plan; and

(d) the maximum number of Shares with respect to which an Employee may be granted Awards during any calendar year.

14.2 Discretionary Adjustments. Subject to Section 14.1, in the event of any change in the outstanding Common Stock by reason of a stock dividend, stock split, reverse stock split, spin-off, recapitalization, reclassification, extraordinary cash dividend, combination or exchange of shares, merger, consolidation, liquidation or the like, the Committee shall, as it deems equitable in its discretion, provide for a substitution for or adjustment in:

(a) the number and class of securities subject to outstanding Awards or the type of consideration to be received upon the exercise or vesting of outstanding Awards;

(b) the Exercise Price of Options and the base price upon which payments under SARs that are not Related SARs are determined;

(c) the aggregate number and class of securities for which Awards thereafter may be granted under this Plan; and

(d) the maximum number of securities with respect to which an Employee may be granted Awards during any calendar year.

Any provision of this Plan or any Agreement to the contrary notwithstanding, in the event of a merger or consolidation to which the Company is a party, the Committee shall take such actions, if any, as it deems necessary or appropriate to prevent the enlargement or diminishment of Participants’ rights under this Plan and Awards granted hereunder, and may, in its discretion, cause any Award granted hereunder to be canceled in consideration of a cash payment equal to the fair value of the canceled Award, as the Committee determines in its discretion.

15. Deferrals. The Committee may permit or require a Participant to defer the Participant’s receipt of Shares or cash that would otherwise be due to the Participant pursuant to the terms of an Award upon such terms and conditions as the Committee may establish.

16. Termination or Amendment. The Board may amend or terminate this Plan in any respect at any time; provided, that after the stockholders of the Company have approved this Plan, the Board shall not amend or terminate this Plan without approval of (a) the Company’s stockholders to the extent (i) the amendment relates to clause (b) of Section 17.1 or (ii) applicable law or regulations or the requirements of the principal exchange or interdealer quotation system on which the Common Stock is listed or quoted, if any, requires stockholder approval of the amendment, and (b) each affected Participant if the amendment or termination would adversely affect the Participant’s rights or obligations under any Award granted prior to the date of the amendment or termination.

17. Modification, Substitution of Awards.

17.1 Modification of Awards; No Reduction in Exercise Price. Subject to the terms and conditions of this Plan, the Committee may modify the terms of any outstanding Awards; provided, that (a) no modification of an Award shall, without the consent of the Participant, alter or impair any of the Participant’s rights or obligations under the Award, and (b) subject to Section 14, in no event may (i) an Option be modified to reduce the Exercise Price of the Option, (ii) a SAR be modified to reduce the applicable Exercise Price (in the case of a Related SAR) or base price (in the case of other SARs), (iii) an Option or SAR be cancelled or surrendered in consideration for the grant of a new Option or SAR with a lower Exercise Price or base price, or (iv) an Option or SAR be cancelled or surrendered in exchange for cash or another Award (other than in connection with a Substitute Award or a change in control of the Company).

17.2 Substitution of Awards. Anything contained herein to the contrary notwithstanding, Awards may, in the Committee’s discretion, be granted under this Plan in substitution for stock options and other awards covering capital stock of another corporation which is merged into, consolidated with, or all or a substantial portion of the property or stock of which is acquired by, the Company or one of its Affiliates. The terms and conditions of the Substitute Awards so granted may vary from the terms and conditions set forth in this Plan to such extent as the Committee may deem appropriate to conform, in whole or part, to the provisions of the awards in substitution for which they are granted. Substitute Awards granted hereunder shall not be counted toward (i) the Share limit imposed by Section 5.1 or (ii) the Share limit imposed by Section 5.2, except to the extent the Committee determines that counting Substitute Awards under Section 5.2 is required for Awards granted hereunder to be eligible to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code.

18. Foreign Employees. Without amendment of this Plan, the Committee may grant Awards to Eligible Persons who are subject to the laws of foreign countries or jurisdictions on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of this Plan. The Committee may make such modifications, amendments, procedures, sub-plans and the like as may be necessary or advisable to comply with provisions of laws of other countries or jurisdictions in which the Company or any of its Affiliates operates or has employees.

19. Stockholder Approval. This Plan and any amendments to the Plan requiring stockholder approval pursuant to Section 16 are subject to approval by vote of the stockholders of the Company at the next annual or special meeting of stockholders following adoption by the Board.

20. Withholding. The Company’s obligation to issue or deliver Shares or pay any amount pursuant to the terms of any Award granted hereunder shall be subject to satisfaction of applicable federal, state, local and foreign tax withholding requirements. In accordance with such rules as the Committee may prescribe, a Participant may satisfy any withholding tax requirements by one or any combination of the following means:

(a) tendering a cash payment;

(b) authorizing the Company to withhold Shares otherwise issuable to the Participant; or

(c) delivering to the Company already-owned and unencumbered Shares.

21. No Loans. Notwithstanding any other provision of this Plan to the contrary, no loans will be permitted by the Company to the Company’s designated executive officers and directors, including without limitation a loan in conjunction with the exercise of an Option or SAR.

22. Term of Plan. Unless the Board terminates this Plan pursuant to Section 16 on an earlier date, this Plan shall terminate on the date that is ten years after the earlier of that date that the Board adopts this Plan or the Company’s stockholders approve this Plan, and no Awards may be granted after that date. The termination of this Plan shall not affect the validity of any Award outstanding on the date of termination.

23. Indemnification of Committee. In addition to such other rights of indemnification as they may have as members of the Board or Committee, the Company shall indemnify members of the Committee against all reasonable expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with this Plan or any Award granted hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if those members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Company.

24. General Provisions.

24.1 No Legal or Equitable Rights Conferred. The establishment of this Plan shall not confer upon any Eligible Person any legal or equitable right against the Company, any Affiliate or the Committee, except as expressly provided in this Plan. Participation in this Plan shall not give an Eligible Person any right to be retained in the service of the Company or any Affiliate.

24.2 Power of Company to Issue Awards or Adopt Other Plans. Neither the adoption of this Plan nor its submission to the Company’s stockholders shall be taken to impose any limitations on the powers of the Company or its Affiliates to issue, grant, or assume options, warrants, rights, or restricted stock, or other awards otherwise than under this Plan, or to adopt other stock option, restricted stock, or other plans, or to impose any requirement of stockholder approval upon the same.

24.3 Non-Transferability of Awards. The interests of any Eligible Person under this Plan or Awards granted hereunder are not subject to the claims of creditors and may not, in any way, be transferred, assigned, alienated or encumbered, except to the extent provided in an Agreement to (a) the Participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (b) to a trust for the benefit of one or more of the Participant or the persons referred to in clause (a), (c) to a partnership, limited liability company or corporation in which the Participant or the persons referred to in clause (a) are the only partners, members or shareholders or (d) for charitable donations.

24.4 Governing Law. This Plan shall be governed, construed and administered in accordance with the laws of the State of Delaware without giving effect to the conflict of laws principles.

24.5 Award Restrictions. The Committee may require each person acquiring Shares pursuant to Awards granted hereunder to represent to and agree with the Company in writing that the person is acquiring the Shares without a view to distribution thereof. The certificates for the Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All certificates for Shares issued pursuant to this Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or interdealer quotation system upon which the Common Stock is then quoted, and any applicable federal or state securities laws. The Committee may place a legend or legends on certificates for Shares to make appropriate reference to the restrictions.

24.6 Regulatory Approvals and Compliance with Securities Laws. The Company shall not be required to issue any certificate or certificates for Shares with respect to Awards granted under this Plan, or record any person as a holder of record of Shares, without obtaining, to the complete satisfaction of the Committee, the approval of all regulatory bodies the Committee deems necessary, and without complying to the Board’s or Committee’s complete satisfaction, with all rules and regulations, under federal, state or local law the Committee deems applicable.

24.7 Non-certificated Award; No Fractional Shares. To the extent that this Plan provides for issuance of stock certificates to reflect the issuance of Shares, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange or automated dealer quotation system on which the Shares are traded. No fractional Shares shall be issued or delivered pursuant to this Plan or any award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of any fractional Shares or whether any fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

24.8 Section 409A of the Code. Awards shall be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Code. The Plan and each Agreement under the Plan is intended to meet the requirements of Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an Award or payment, settlement or deferral thereof, is subject to Section 409A of the Code, the Award shall be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A of the Code, including regulations or other guidance issued with respect thereto, such that the grant, payment, settlement or deferral shall not be subject to the additional tax or interest applicable under Section 409A of the Code. Moreover, notwithstanding anything in the Plan to the contrary, if a Participant is determined to be a “specified employee” (as defined in Section 409A of the Code) for the year in which the Participant terminates employment, any payment due under the Plan or an Agreement that is not permitted to be paid on the date of such termination without the imposition of additional taxes, interest and penalties under Section 409A of the Code shall be paid on the first business day following the six-month anniversary of the Participant’s date of termination or, if earlier, the Participant’s death.

P.O. BOX 7563 OVERLAND PARK, KS 66207

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by YRC Worldwide Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to YRC Worldwide Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	YRCWW1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

YRC WORLDWIDE INC. The YRC Worldwide Inc. Board of Directors recommends a vote FOR all director nominees listed below and FOR the other listed proposals.
1. The election of directors.		For All	Withhold All		For all Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
01) Michael T. Byrnes	06) Phillip J. Meek
02) Cassandra C. Carr	07) Mark A. Schulz	☐	☐		☐	________________________________
03) Howard M. Dean	08) William L. Trubeck
04) Dennis E. Foster	09) Carl W. Vogt
05) John C. McKelvey	10) William D. Zollars

						For	Against	Abstain

2.     The approval of an amendment to the Company’s 2004 Long-Term Incentive and Equity

        Award Plan and re-approval of such plan pursuant to Section 162(m) of the Internal

        Receive Code of 1986, as amended.

						☐	☐	☐

3. The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2008.						☐	☐	☐

Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

For address changes and/or comments, please check this box and write them on the back where indicated.				☐
	Yes	No

Please indicate if you plan to attend this meeting. ☐		☐

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)		Date

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ELECTRONIC DELIVERY

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YRC Worldwide Inc. is pleased to offer the convenience of viewing Proxy Statements, Annual Reports to Stockholders and related materials on-line. With your consent, we can stop sending paper copies of these documents beginning next year and until you notify us otherwise.

To participate, follow the easy directions on the right. You will receive notification when the materials are available for review.

ACT NOW...IT’S FAST & EASY

Just follow these 4 easy steps:

Œ     Log onto the Internet at www.icsdelivery.com

     Enter the Social Security or Tax I.D. Number (as printed on the check or statement)

Ž      Enter your e-mail address

     Enter a PIN number of your choice which will be used for electronic voting

Reminder: Electronic Voting is also available.

You may vote these shares by telephone or over the Internet.

Voting electronically is quick, easy, and also saves the company money.

Just follow the instructions on your Proxy Card.

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:
The Notice of Annual Meeting and Proxy Statement and Annual Report are available at www.proxyvote.com.

YRC WORLDWIDE INC. PROXY ANNUAL MEETING OF STOCKHOLDERS, MAY 15, 2008 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints WILLIAM D. ZOLLARS, DANIEL J. CHURAY, and each of them, with full power of substitution, Proxies of the undersigned to vote all shares of Common Stock of YRC Worldwide Inc., standing in the name of the undersigned or with respect to which the undersigned is entitled to vote, at the Annual Meeting of Stockholders of YRC Worldwide Inc., to be held at the Company’s General Office, 10990 Roe Avenue, Overland Park, Kansas, on Thursday, May 15, 2008 at 10:00 a.m., Central time, and at any reconvened meeting(s) after any adjournment(s) or postponement(s) thereof.

If more than one of the above named Proxies shall be present in person or by substitution at such meeting or at any reconvened meeting(s) after any adjournment(s) or postponement(s) thereof, the majority of the Proxies present and voting, either in person or by substitution, shall exercise all of the powers hereby given. The undersigned hereby revokes any proxy heretofore given to vote at such meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL OF THE NOMINEES FOR DIRECTOR, FOR THE OTHER PROPOSALS AND ACCORDING TO THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) (Continued and to be marked, dated and signed on the other side)